UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Lincoln Educational Services Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 per Exchange Act Rules 14a-6(i)(1) and 0-11.

14 Sylvan Way, Suite A
Parsippany, NJ 07054

March 26, 2026
Dear Shareholder:
We are pleased to invite you to attend the 2026 Annual Meeting of Shareholders of Lincoln Educational Services Corporation (the “Company”) to be held on Thursday, May 7, 2026 at 9:00 a.m. (Eastern Time) (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/LINC2026 where you will be able to attend the meeting live, submit questions and vote. There will not be an option to attend the Annual Meeting in person at a physical location. You will need the control number included in your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or included in your proxy card if you have requested one.
At this year’s Annual Meeting, shareholders will be asked: (1) to elect ten directors; (2) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (a “say-on-pay” vote); and (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Notice of Annual Meeting of Shareholders and Proxy Statement describe these matters. We urge you to read this information carefully.
We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide shareholders with notice of their ability to access proxy materials via the Internet. We are mailing to you a Notice of Internet Availability instead of a paper copy of the proxy materials and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (which constitutes our Annual Report to Shareholders) (the “Annual Report”). This provides a convenient and environmentally friendly means for you to access our proxy materials that also conserves resources and reduces the costs of printing and mailing proxy materials. The Notice of Internet Availability includes instructions on how to access our proxy materials and our Annual Report and instructions on how to vote your shares. The Notice of Internet Availability also contains instructions on how to request and receive a free paper or email copy of the proxy materials and our Annual Report should you prefer. As more fully described in the Notice of Internet Availability, all shareholders may choose to access our proxy materials via the Internet or may request and receive a free paper or email copy.
Whether or not you plan to attend the Annual Meeting, we urge you to read the Proxy Statement carefully and vote as soon as possible. You may vote your shares via the Internet by following the instructions at www.proxyvote.com or on your Notice of Internet Availability or on your proxy card if you have requested one. You may also vote your shares by calling the toll-free number included in your proxy card if you have requested one. If you request a paper copy of the proxy materials, you will receive a proxy card and you may vote by proxy by completing, signing, dating, and returning the proxy card in the postage-paid envelope that is provided so that it is received no later than May 6, 2026. If you decide to attend the Annual Meeting and you are a registered shareholder, you will be able to vote at the Annual Meeting by visiting and registering at www.virtualshareholdermeeting.com/LINC2026 even if you have previously submitted your proxy.
We sincerely hope that you will be able to attend and participate in the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR OUR ANNUAL MEETING
Our Proxy Statement and Annual Report are available at https://investors.lincolneducationalservices.com/AP.
YOUR VOTE IS IMPORTANT!
BY GIVING YOUR PROXY AUTHORIZATION VIA THE INTERNET, OR BY COMPLETING AND RETURNING A PROXY CARD IF YOU HAVE REQUESTED ONE, OR BY CALLING THE TOLL-FREE TELEPHONE NUMBER INCLUDED IN YOUR PROXY CARD IF YOU HAVE REQUESTED ONE, YOU AUTHORIZE MANAGEMENT OF THE COMPANY TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON MAY 6, 2026.
We thank you for your continuing support and look forward to seeing you at the Annual Meeting.

Sincerely,

Scott M. Shaw President & Chief Executive Officer

i

LINCOLN EDUCATIONAL SERVICES CORPORATION
14 Sylvan Way, Suite A
Parsippany, NJ 07054

NOTICE OF
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2026
To the Shareholders of Lincoln Educational Services Corporation:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), will be held on Thursday, May 7, 2026 at 9:00 a.m. (Eastern Time) (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/LINC2026 where you will be able to attend the meeting live, submit questions and vote. There will not be an option to attend the Annual Meeting in person at a physical location. You will need the control number included in your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or included in your proxy card if you have requested one.
At the Annual Meeting, holders of shares of common stock, no par value per share (the “Common Stock”), of the Company will be asked:
1.
to elect the ten directors identified in this Proxy Statement to serve until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (a “say-on-pay” vote);
3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.
The Board of Directors of the Company has fixed the close of business on March 18, 2026 as the record date for the determination of shareholders of Common Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the record date, there were 31,696,582 shares outstanding of Common Stock. Shareholders of record as of the close of business on March 18, 2026 will be able to attend the Annual Meeting, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet. To participate in the Annual Meeting, including submitting questions and/or voting, you will need the control number included in your Notice of Internet Availability or included in your proxy card if you have requested one.
We are using the “Notice and Access” method of providing access to our shareholders of our proxy materials via the Internet. We are mailing to you a Notice of Internet Availability instead of a paper copy of the proxy materials and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”). This provides a convenient and environmentally friendly means for you to access our proxy materials that also conserves resources and reduces the costs of printing and mailing proxy materials. The Notice of Internet Availability includes instructions on how to access our Proxy Statement and our Annual Report and includes instructions on how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report should you prefer. As more fully described in the Notice of Internet Availability, all shareholders may choose to access our proxy materials via the Internet or may request and receive a free paper or email copy.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To Be Held on Thursday, May 7, 2026
The Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2025, are available electronically at https://investors.lincolneducationalservices.com/AP and through the SEC’s EDGAR system at www.sec.gov.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY BY GIVING PROXY AUTHORIZATION VIA THE INTERNET BY USING THE INSTRUCTIONS PROVIDED IN YOUR NOTICE OF INTERNET AVAILABILITY, BY CALLING THE TOLL-FREE NUMBER INCLUDED IN YOUR PROXY CARD IF YOU HAVE REQUESTED ONE, OR BY COMPLETING

AND RETURNING YOUR PROXY CARD IF YOU HAVE REQUESTED ONE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON MAY 6, 2026.
EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Parsippany, New Jersey	Alexandra M. Luster
March 26, 2026	Corporate Secretary

LINCOLN EDUCATIONAL SERVICES CORPORATION
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054

PROXY STATEMENT
FOR
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2026
GENERAL
This Proxy Statement is provided to the shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company” or “Lincoln”), to solicit proxies for use at the 2026 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), and any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, May 7, 2026 at 9:00 a.m. (Eastern Time). The Board of Directors knows of no matters to come before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting (or any adjournment or postponement thereof), the persons named as proxies in this Proxy Statement will vote on such matters in their discretion in accordance with their best judgment. On or about March 26, 2026, the Company began mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to the shareholders of record as of March 18, 2026. The mailing address of the Company’s principal executive office is noted above.
Solicitation
This solicitation is made on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, in person, or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s common stock.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be held on Thursday, May 7, 2026
The Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available electronically at https://investors.lincolneducationalservices.com/AP.
Virtual Meeting
The Annual Meeting will be held in a virtual format via the Internet because it enables increased shareholder accessibility while improving meeting efficiency and reducing costs. Hosting a virtual meeting provides easy access for our shareholders and facilitates participation since shareholders may participate from any location. You will be able to attend the Annual Meeting and submit questions and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LINC2026 and entering the control number included in your Notice of Internet Availability or included in your proxy card if you have requested one. There will not be an option to attend the Annual Meeting in person at a physical location.
Voting Procedures
What is a proxy?
A proxy is your legal designation of another person to vote the stock that you own. The designated person is called a “proxy”. If you designate someone as your proxy in a written document, that document is also called a proxy. Scott M. Shaw, our President and Chief Executive Officer, and Brian K. Meyers, our Executive Vice President, Chief Financial Officer and Treasurer (together, the “proxyholders”), have been designated as proxies for the Annual Meeting.
What is a Proxy Statement?
A Proxy Statement is a document that the regulations of the U.S. Securities and Exchange Commission require us to give to shareholders when we ask them to authorize proxyholders as proxies to vote on their behalf. The Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures including information about our Board and executive officers.

Who May Vote at the Annual Meeting?
We have designated March 18, 2026 as the record date (the “Record Date”) for the Annual Meeting. Only shareholders of record at the close of business (Eastern Time) on the Record Date will be entitled to notice of and to vote at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Shareholder of Record - Shares Registered in Your Name
If, at the close of business (Eastern Time) on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, Inc., then you are a shareholder of record. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to ensure your vote is counted by voting via the Internet by following the instructions included in the Notice of Internet Availability or in your proxy card if you have requested one. You may also call the toll-free number that is included in your proxy card if you have requested one. If you request a paper copy of the proxy materials, you will receive a proxy card and you may vote by proxy by completing, signing, dating, and returning the proxy card in the postage-paid envelope that is provided so that it is received no later than May 6, 2026. Simply follow the instructions for each voting method.
Beneficial Owner - Shares Registered in the Name of a Broker, Bank or Other Agent
If, at the close of business (Eastern Time) on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the “beneficial owner”, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting, via the Internet by following the instructions on the Notice of Internet Availability. However, since you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on matters considered to be “routine” matters. Your broker will not have discretion to vote on “non-routine” matters absent direction from you. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are considered “non-routine” under applicable rules. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3) is considered a “routine” matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on these proposals.
See also “Voting Procedures – What is a Broker Non-Vote?”
What is Considered a Quorum to Conduct the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting. Attendance at the Annual Meeting, albeit virtual, constitutes presence in person for purposes of a quorum. As of the Record Date, a minimum of 15,848,292 shares of Common Stock, representing a majority of the 31,696,582 shares of Common Stock outstanding on such date, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum.
What is a Broker Non-Vote?
As noted above, a broker “non-vote” occurs when a nominee, such as a bank or broker holding shares in “street name” for a beneficial owner, returns the proxy but abstains from voting on a particular proposal because, under most circumstances, such nominee does not have discretionary authority to vote on proposals unless it has received instructions from the beneficial owner of the securities on how to vote those securities. Under applicable law and the rules of NASDAQ, such nominees do not have discretionary authority to cast votes on non-routine matters without instructions from the beneficial owner of the securities. Proposal 1 (the proposal concerning the election of directors) and Proposal 2 (the non-binding advisory vote on executive compensation) (the “say-on-pay” vote) are considered “non-routine” matters, which means that your broker, bank, or other nominee does not have discretion to vote your shares as to such proposals in the absence of specific instructions from you as to how you would like your shares to be voted and, therefore, in connection with those proposals will constitute a broker non-vote absent such instructions. Proposal 3 (the ratification of auditors) is considered a “routine” matter, which means that your broker, bank, or other nominee may vote your shares as to Proposal 3 without instructions from you as to how you would like your shares to be voted. Accordingly, if you hold shares in “street name,” we strongly encourage you to provide your broker, bank, or other nominee with instructions regarding the voting of your shares on all matters or your shares will not be voted as to Proposals 1 and 2.
What am I being asked to vote on?
The holders of shares of Common Stock are being asked to consider and vote on the following items:
•	election of ten directors to serve until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified;
•	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in these proxy materials (the “say-on-pay” vote); and
•	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Why are the holders of Common Stock being asked to vote on the election of ten directors?
A total of ten director nominees will be voted upon at the Annual Meeting. The holders of shares of Common Stock are being asked to vote on ten director nominees to serve until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified: John A. Bartholdson, James J. Burke, Jr., Anna Escobedo Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw, and Sylvia J. Young.
How does the Board recommend that I vote my shares?
The Board recommends a vote:
•	FOR the election of each of the ten director nominees;
•	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as described in these proxy materials (a “say-on-pay” vote); and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
How many votes do I have?
Each record holder of Common Stock will have one vote for each share of Common Stock held on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Common Stock are entitled to vote. There were 31,696,582 shares of Common Stock outstanding on the Record Date.
How do I vote my shares?
Your vote is important. You may vote your shares via the Internet by following the instructions included in the Notice of Internet Availability or your proxy card if you have requested one or by calling the toll-free telephone number included on your proxy card if you have requested one. If you request a paper copy of the proxy materials, you will receive a proxy card and you may vote by proxy by completing, signing, dating, and returning the proxy card in the postage-paid envelope that is provided so that it is received no later than May 6, 2026. You may also call the toll-free number found on your proxy card if you have requested one. If you decide to attend the Annual Meeting and you are a registered shareholder, you will be able to vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/LINC2026, even if you have previously submitted your proxy. Even if you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance.
Internet, mail-in and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet, telephone, and mail-in voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet, telephone, and by mail should understand that while we and our transfer agent, Continental Stock Transfer & Trust Company, Inc., do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to shareholders via the Internet under the “Notice and Access” method made allowable by rules of the U.S. Securities and Exchange Commission. This method is convenient and environmentally friendly while conserving resources and reducing the costs of printing and mailing proxy materials. On or about March 26, 2026, we began mailing the Notice of Internet Availability to shareholders, which includes instructions on how to access our Proxy Statement and our Annual Report and how to vote your shares. The Company’s Proxy Statement and Annual Report are available electronically at https://investors.lincolneducationalservices.com/AP and through the SEC’s EDGAR system at www.sec.gov. The Notice of Internet Availability also contains instructions on how to receive a free paper or email copy of the proxy materials and our Annual Report should you prefer.
If I authorized a proxy, can I revoke it and change my vote?
Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:
•	authorizing a new proxy on the Internet or by telephone or mail;
•	properly executing and delivering a later-dated (i.e., subsequent to the date of the original proxy) proxy card so that it is received no later than May 6, 2026;
•	voting at the Annual Meeting; or
•
sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 14 Sylvan Way, Suite A, Parsippany, NJ 07054 so that it is received no later than May 6, 2026.

Only the most recent proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.
If shares of the Company’s voting securities are held on your behalf by a broker, bank, or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.
What vote is required to approve each proposal?
The affirmative vote of a plurality of the votes cast by holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect John A. Bartholdson, James J. Burke, Jr., Anna Escobedo Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw, and Sylvia J. Young (ten director nominees). In connection with this matter, you may vote “FOR” each nominee or “WITHHOLD” your vote for each nominee. Withheld votes and broker non-votes may be considered present and entitled to vote. However, since the nominees are running unopposed and are elected by a plurality, withheld votes and broker non-votes will not factor in the election unless all shares present at the Annual Meeting and entitled to vote on the election of directors are withheld or are broker non-votes.
The affirmative vote of a majority of the votes cast by holders of our Common Stock is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “say-on-pay” vote) and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. In connection with these matters, you may vote “FOR,” “AGAINST,” or “ABSTAIN”. Under New Jersey law, abstentions and broker non-votes, if any, will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote for any of the above proposals. However, since the ratification of the appointment of our independent registered public accounting firm is considered a routine matter, your broker, bank, or other nominee will have the discretion to vote your shares irrespective of whether or not you provide voting instructions and if the broker, bank or other nominee so votes such shares “FOR” or “AGAINST”, such vote would not constitute a broker non-vote. For more information, see “Voting Procedures - What is a broker non-vote?” above.
When will you publish the results of the Annual Meeting?
We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission within four business days following the Annual Meeting.
Revocability of Proxies
Shareholders may revoke a proxy at any time before the proxy is exercised. For more information, see “Voting Procedures – If I authorized a proxy, can I revoke it and change my vote?” above.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will be asked to elect a total of ten directors. Our bylaws provide for a minimum of three directors and a maximum of eleven directors, as set by the Board of Directors from time to time.
Each elected director will hold office until the next annual meeting of shareholders or until the director’s successor is duly elected and qualified. All of the nominees for director have consented to being named in this Proxy Statement and to serve if elected, and the Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve if elected. If any nominee should, for any reason, be unable or unwilling to serve, the shares represented by valid proxies received by the Company will be voted for the election of such other person for the office of director as the Board of Directors may nominate in the place of such nominee or the size of the Board of Directors may be reduced.
Shareholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY; or (ii) any one or more of the individual nominees by following the instructions on the Notice of Internet Availability, on your proxy card if you have requested one, or by calling the toll-free telephone number included in your proxy card if you have requested one. Instructions that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.
Upon the recommendation of the Nominating and Corporate Governance Committee, the following ten persons have been selected by the Board of Directors as nominees for election to the Board of Directors: John A. Bartholdson, James J. Burke, Jr., Anna Escobedo Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw, and Sylvia J. Young.
The Company’s directors have a variety of backgrounds, reflecting the Company’s continuing efforts to achieve a wide range of insights and perspectives. As further discussed below, the director nominees are considered based upon, among other criteria, their business knowledge and experience, relevant ability and experience to the Company’s business and operations, and reputation in their fields. Additional information about these nominees is provided in the table and biographical information that follows.
Required Vote
The affirmative vote of a plurality of votes cast by holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, is required to elect John A. Bartholdson, James J. Burke, Jr., Anna Escobedo Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw and Sylvia J. Young.
The Board of Directors recommends a vote “FOR” each of the named nominees for director.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
The following sets forth certain information concerning the director nominees and executive officers of the Company named in this Proxy Statement (ages as of March 18, 2026):

Director or Executive Officer	Age	Current Position Held
John A. Bartholdson	55	Non-Executive Chair of the Board of Directors
James J. Burke, Jr.	74	Director
Anna Escobedo Cabral	66	Director
Kevin M. Carney	62	Director
Marta Newhart	64	Director
Michael A. Plater	69	Director
Felecia J. Pryor	51	Director
Carlton E. Rose	64	Director
Sylvia J. Young	64	Director
Scott M. Shaw	63	President & Chief Executive Officer, Director
Brian K. Meyers	58	Executive Vice President, Chief Financial Officer and Treasurer
Chad D. Nyce	53	Executive Vice President, Chief Operating Officer
Alexandra M. Luster	61	Senior Vice President, General Counsel and Corporate Secretary
Stephen Ace	62	Senior Vice President and Chief Human Resources Officer

John A. Bartholdson (Non-Executive Chair of the Board of Directors) has served on our Board of Directors since 2019 and currently serves as Non-Executive Chair of the Board of Directors. He is a founder and managing member of Juniper Investment Company, LLC, a New York-based private investment firm. Mr. Bartholdson also currently serves on the board of directors of Bioventus, Inc., where he serves as the Chairperson of the Compensation Committee and a member of the Compliance, Ethics and Culture Committee, and as the Chair of the board of directors of Theragenics Corporation, a privately-held company. Previously, he served as a member of the board of directors of Obagi Medical Products, Inc., a publicly-traded company, as well as on the boards of numerous private companies. Prior to co-founding Juniper Investment Company, Mr. Bartholdson was a partner of Stonington Partners, Inc., where he worked from 1997 to 2011. Mr. Bartholdson received his B.A. from Duke University and his M.B.A. from Stanford Graduate School of Business. He has many years of experience leading and overseeing investments across a range of industries and has a successful record of managing investments in public companies. Mr. Bartholdson’s extensive management oversight, corporate governance knowledge developed through his service on multiple public and private company boards and committees, and deep transactional expertise make him uniquely qualified to serve as the Non-Executive Chair of the Board of Directors.
James J. Burke, Jr. (Director) has served on our Board of Directors since 1999. He is the founder of JJB Capital Partners LLC, a private investment firm formerly known as J. Burke Capital Partners LLC, and was its managing member from 2007 through 2024. He was also the co-founder, partner, and director of Stonington Partners, Inc. (1994-2007) and co-founder of Merrill Lynch Capital Partners, Inc., a private equity fund for which he was the President and CEO from 1987 to 1999. He received a B.A. from Brown University and an M.B.A. with Distinction from Harvard University Graduate School of Business Administration. Mr. Burke also serves on the board of directors of a number of privately-owned companies and several non-profit organizations. Throughout his career, he has been responsible for sourcing and analyzing investment opportunities, where he has developed both expertise and significant knowledge regarding the managerial, operational and financial aspects of a business. His extensive investment and industry experience provide valuable insight to the Board of Directors.
Anna Escobedo Cabral (Director) has served on our Board of Directors since 2024. She is currently a board member of Navient Corporation, a student loan servicer, where she serves as Chair of the Audit Committee and a member of the Compensation Committee. She has been a director at Navient Corporation since 2014. She served as Treasurer of the United States of America from 2004 to 2009. In this role, she oversaw the Bureau of Engraving and Printing and the U.S. Mint and led the Treasury Department’s community development and public outreach efforts, including financial education initiatives designed to increase financial literacy and remove barriers to Americans’ success. From 2009 to 2018, Ms. Cabral served as senior advisor for external relations at the Inter-American

Development Bank. She also served as director of the Smithsonian Institution’s Center for Latino Initiatives, and as President and CEO of the Hispanic Association on Corporate Responsibility. She has served as chair of the Financial Services Roundtable Retirement Security Council, chairs the BBVA Microfinance Foundation, and is a member of MANA, a national Latina organization. From 1991 to 1999, Ms. Cabral served as the executive staff director of the United States Senate Republican Conference Task Force for Hispanic Affairs, and from 1993 to 1999, she served as chief clerk, and later as deputy staff director, for the United States Senate Committee on the Judiciary. Ms. Cabral has a B.A. in Political Science from the University of California, Davis; a Master of Public Administration degree from Harvard University John F. Kennedy School of Government; and a J.D. from George Mason University School of Law. Her extensive experience in legislative, corporate responsibility, and administrative matters provides valuable insight to the Board of Directors.
Kevin M. Carney (Director) has served on our Board of Directors since 2020. He retired as Executive Vice President and Chief Financial Officer of Web.com Group, Inc. (formerly a NASDAQ-listed company). Mr. Carney joined the founding management team of Web.com in 1998 and served as its Chief Financial Officer through 2018. Prior to Web.com, Mr. Carney was Director of Finance and Chief Financial Officer of The Carlyle Group and Carlyle International, respectively, from 1990 through 1994 and then served as Director of Mergers and Acquisitions at Manor Care, Inc. (formerly a NYSE listed company). He began his career as an auditor with Arthur Andersen & Co. as a Certified Public Accountant and holds a B.S. in Accounting and Finance from Boston College. Mr. Carney’s extensive accounting, financial, and executive management experience in both financial and technological industries is of significant value to the Board of Directors.
Marta Newhart (Director) has served on our Board of Directors since 2024. She is a global business leader with executive experience in enterprise strategy, marketing, investor relations, and communications across Fortune-ranked industrial companies, including Boeing, Medtronic, Johnson Controls, and Westinghouse. She has led organizations through major M&A events, enterprise transformations, complex regulatory environments, and high-visibility operational challenges, grounded in experience across global manufacturing, aerospace, medical technology, and energy. Her leadership spans corporate strategy, brand and reputation management, stakeholder engagement, and risk oversight, and she is widely recognized in governance and director education forums for her expertise in operational rigor and modern board practices. She is currently senior adviser for APCO Worldwide and CEO of Mejor Compra LLC. Ms. Newhart has a B.A. in International Business and International Communications from the University of Washington in Seattle and an M.B.A. in Business Management and Marketing from Pepperdine University in Malibu. Ms. Newhart’s extensive business and executive management experience in large-cap, global manufacturing firms and prior board experience, provides valuable insight to the Board of Directors.
Michael A. Plater, Ph.D. (Director) has served on our Board of Directors since 2020. He is a former President of Strayer University, having begun his career at Strayer University, LLC (now a subsidiary of Strategic Education, Inc.) in 2010, holding successive positions as Provost and Chief Academic Officer, Interim President, and President before his retirement. Prior to joining Strayer, Dr. Plater held various positions at a number of educational institutions such as Dean of the College of Arts and Sciences at North Carolina A&T State University, Associate Dean of the Graduate School at Brown University, Director of the Entrepreneurial Center, University of Florida Business School, and consultant to the Wharton Small Business Development Center. Dr. Plater served as Vice President of Higher Education of Kelly Educational Staffing from April 2021 through June 2023. Dr. Plater is a graduate of Harvard College with a B.A. in Economics, holds an M.B.A. in Business Administration from the Wharton School of Business, and a Ph.D. in American Studies from The College of William and Mary. Dr. Plater’s significant experience in academic management and adult education provides valuable insight to the Board of Directors.
Felecia J. Pryor (Director) has served on our Board of Directors since 2021. She currently serves as Senior Vice President and Chief People Officer at John Deere, where she has responsibility for human resources, labor relations, brand marketing and communications, and aviation and security. Prior to joining John Deere, she served as the Executive Vice President & Chief Human Resource Officer for BorgWarner, where her primary focus, on a global level, included compensation and employee benefits, talent management, labor, employment, social responsibility, and internal communications. Additionally, she served more than 16 years in human resources at the Ford Motor Company across a multitude of areas with increased levels of responsibility in labor relations and corporate human resources roles. She also served as Ford’s Vice President of Human Resources for Ford ASEAN (Bangkok, Thailand) and Human Resources Director Ford Asia Pacific (Nanjing, China). Ms. Pryor is a licensed Michigan attorney who holds a B.A. in Criminal Justice from Valdosta State University, a Master of Public Administration from Florida Atlantic University, and a J.D. from Western Michigan University Thomas M. Cooley Law School. Ms. Pryor’s extensive experience in human resources, added perspective stemming from her previous automotive industry experience, and her current position in heavy equipment manufacturing and technology bring a valuable perspective to the Board of Directors.
Carlton E. Rose (Director) has served on our Board of Directors since 2020. He was employed by United Parcel Service from 1980 until his retirement in March 2023. He began his career as a package handler and, during his 43-year tenure, earned numerous promotions as a result of his technical skills, business skills, and team leadership, culminating in his most recent position as Global President for Fleet Maintenance & Engineering. In June 2023, Mr. Rose was appointed to the board of directors of REE Automotive, an automotive technology company and provider of fully by-wire electric trucks and platforms. Since 2018, Mr. Rose has served on the March Foundation, whose mission is to improve educational opportunities for African American youth by awarding scholarships and grants to qualified students. A native of Marion, Indiana, Mr. Rose is an automotive engineering graduate of the Indianapolis campus of Lincoln Technical Institute, now Lincoln College of Technology. Mr. Rose’s history as a graduate of one of our schools, as well as his extensive management experience, affords him a unique perspective on our Company to the benefit of the Board of Directors.
Sylvia J. Young (Director) has served on our Board of Directors since 2023. She has been a dedicated veteran of hospital administration since 1985, most recently serving as President and Chief Executive Officer of HCA Continental Division from June 2012 until her retirement in 2023. HCA Continental Division, a $3.6 billion net revenue regional health care system, includes HealthONE in Denver, CO and Wesley Healthcare in Wichita, KS. Before her appointment to the Denver-based Division headquarters, Ms. Young served as President of HCA’s Sunrise Health System. Ms. Young is currently the Chief Executive Officer of Young Consulting Advisors, LLC. In May 2023, Ms. Young joined the board of directors of the publicly-traded Pediatrix Medical Group, Inc., and currently serves on its Compensation and Talent Committee and Audit Committee. In April 2019, Ms. Young was appointed At-Large Trustee of the American Hospital Association Board of Trustees. She also works as a consultant for the publicly-traded Ceribell, Inc. and is an executive coach for hospital CEOs. Ms. Young holds a B.A. in Public Administration from Samford University in Birmingham and a Master of Health Administration from the University of Alabama, Birmingham. Ms. Young’s extensive business experience provides significant value to the Board of Directors.
Scott M. Shaw (Director, President & Chief Executive Officer) joined the Company in 2001 and currently serves as our President and Chief Executive Officer. Mr. Shaw has served on our Board of Directors from 2001 to 2006 and since July 2015. Prior to assuming the position of President and Chief Executive Officer, Mr. Shaw served in the positions of President and Chief Operating Officer, Executive Vice President and Chief Administrative Officer, and Senior Vice President of Strategic Planning and Business Development of the Company. Prior to joining the Company, Mr. Shaw was a partner of Stonington Partners, Inc., where he had been since 1994. As a partner at Stonington Partners, Mr. Shaw was responsible for identifying, evaluating, and acquiring companies and then assisting in their oversight by participating on the board of directors of the acquired companies. In addition, Mr. Shaw worked closely with senior management to develop long-term strategic plans, to evaluate acquisitions and new investment opportunities, to assist with refinancing, and to execute on the final sale of the company either to the public or to another company. Mr. Shaw also served as a consultant to Merrill Lynch Capital Partners Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Shaw holds a B.A. from Duke University and an M.B.A. from the Wharton School of Business. His extensive financial and business management experience, long history with the Company, and deep knowledge of the industry continues to provide our Board of Directors with strong insights into the industry and its evolving landscape.
Brian K. Meyers (Executive Vice President, Chief Financial Officer and Treasurer) joined the Company in 2002 and currently serves as our Executive Vice President, Chief Financial Officer, and Treasurer. He has more than 30 years of accounting and financial management experience. Prior to joining the Company, Mr. Meyers served as Vice President and Controller for Candie’s Inc. and began his career in 1989 with Eisner LLP (currently EisnerAmper LLP), a public accounting firm. He is a certified public accountant and holds a B.S. in accounting from Wagner College.
Chad D. Nyce (Executive Vice President and Chief Operating Officer) has served as our Executive Vice President and Chief Operating Officer since 2025 and previously served as Executive Vice President and Chief Innovation Officer. Previously, he was the Chief Operating Officer at Strayer University, LLC (now a subsidiary of Strategic Education, Inc.) from 2007 to 2019. Prior to his tenure at Strayer, he was a Regional Vice President of Operations for InteliStaf Healthcare, Inc., one of the nation’s largest privately-held healthcare staffing firms, from 2004 to 2007. Prior to his tenure at InteliStaf, Mr. Nyce served as a Vice President of the Investment Banking Division at Goldman, Sachs & Co. and held senior management positions at BostonCoach, a wholly owned subsidiary of Fidelity Investments. Mr. Nyce holds a B.B.A. and an M.B.A. from Temple University.
Alexandra M. Luster (Senior Vice President, General Counsel and Corporate Secretary) has served as our Senior Vice President, General Counsel and Corporate Secretary since 1995. She oversees the Company’s Legal and Regulatory & Compliance Departments. She has over 30 years of relevant legal experience. A member of the Association of Corporate Counsel, Ms. Luster received her B.A. in Communications from Fordham University and her J.D. from Seton Hall University School of Law.
Stephen Ace (Senior Vice President and Chief Human Resources Officer) has served as our Senior Vice President and Chief Human Resources Officer since 2013 and previously served as Vice President of Human Resources and Senior Vice President of Human Resources. He is responsible for human resources administration and reporting. Before joining the Company, Mr. Ace served as Vice President of Human Resources at Education Management Corporation. Prior to his work in the education sector, he held positions in store operations and managerial training with a major retail chain. He holds a B.S. in Business Administration from Grove City College and is SHRM-SCP and SHRM People Analytics Certified.

Information Concerning the Board of Directors
Our Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time, as appropriate. Directors are expected to attend our annual meetings of shareholders, board meetings, and meetings of the committees on which they serve. They are also expected to prepare for meetings in advance and to dedicate the time at each meeting as necessary to properly discharge their responsibilities. Informational materials, useful in preparing for meetings, are distributed in advance of each meeting.
During the fiscal year ended December 31, 2025, there were five meetings of the Board of Directors. With the exception of James J. Burke, Jr., who missed the meeting of the Compensation Committee on February 18, 2025 as a result of travel delays to Denver, each of the directors attended all of the meetings of the Board of Directors and the committees on which each serves.
Director Qualifications
The Board of Directors believes that its members possess a variety of skills, qualifications, experience, and attributes that contribute to the Board of Directors’ ability to oversee our operations and the growth of our business. The following chart is a Board of Directors Skills Matrix that sets forth the various skills, qualifications, experience, and attributes of our director nominees. The categories included in the matrix are tied to the Company’s strategic goal to assemble a Board of Directors that collectively possesses the skills and attributes that the Company believes are essential to a strong leadership. The matrix shows the skills and attributes that the Nominating and Corporate Governance Committee considered for each director when evaluating that director’s experience and qualifications for a position on the Board of Directors. For additional information regarding each of our directors, see “Board of Directors and Executive Officers.”
Board of Directors Skills Matrix

Director	CEO/Senior Officer(1)	Industry Experience(2)	Governance/ Board Experience(3)	Financial Acumen(4)	Business Development M&A Experience(5)	Independent(6)
John A. Bartholdson	✔		✔	✔	✔	✔
James J. Burke, Jr.	✔	✔	✔	✔	✔	✔
Anna Escobedo Cabral	✔		✔	✔		✔
Kevin M. Carney	✔		✔	✔	✔	✔
Marta Newhart	✔		✔	✔	✔	✔
Michael A. Plater	✔	✔	✔		✔	✔
Felecia J. Pryor	✔	✔			✔	✔
Carlton E. Rose	✔	✔	✔			✔
Sylvia J. Young	✔	✔	✔	✔		✔
Scott M. Shaw	✔	✔	✔	✔	✔

(1)	CEO/Senior Officer – Experience working as a CEO or senior officer of an organization.
(2)	Industry Experience – Senior executive experience in one or more of the Company’s primary or related industries.
(3)	Governance/Board Experience – Prior or current experience as a board member of an organization (public, private, or non-profit sectors).
(4)
Financial Acumen – Experience in financial accounting and reporting, including persons designated by the Board of Directors as audit committee financial experts. Familiarity with internal financial controls. Also includes professional experience in corporate finance, especially with respect to debt and equity markets.

(5)	Business Development/M&A Experience – Experience with business development, mergers and acquisitions and/or divestitures.
(6)	Independent – Determined by the Board of Directors to be an independent director. See “Director Independence”.
The Nominating and Corporate Governance Committee, in accordance with its charter and the Board of Directors’ governance principles, seeks to establish a Board of Directors that, as a whole, is strong in its collective knowledge and wisdom. It aims to achieve, over time, a Board of Directors with an appropriate balance of varied skills, backgrounds, experience, and viewpoints as to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance, and markets in general. Pursuant to its charter, the Committee is charged with reviewing, on an annual basis, the current composition of the Board of Directors in light of the attributes of independence, skills, background, experience, and viewpoints. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and does not have any specific minimum qualifications that must be met.
Committees of the Board of Directors
Audit Committee
The Audit Committee is comprised of directors Carney (Chair), Cabral, Plater, Rose and Young. The Audit Committee held four meetings in 2025. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Audit Committee is directly responsible for the oversight of, among other things, our accounting and financial reporting processes; the quality and integrity of our financial statements; the quality and integrity of our system of internal controls; our compliance with laws and regulations; our independent auditor’s qualifications and independence; and the audit of our financial statements by a qualified independent auditor.
To fulfill these responsibilities, the Audit Committee will be aware of the current areas of greatest financial risk to us and understand management’s assessment and management of the risks; consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the U.S. Securities and Exchange Commission; periodically review with the independent auditors their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports; review with management and the independent auditors our accounting policies and practices to ensure they meet the requirements with respect to the Financial Accounting Standards Board, the SEC, the American Institute of Certified Public Accountants, and the Public Company Accounting Oversight Board; select, evaluate and, if necessary, replace our independent auditors; actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors; engage advisors, as the committee determines is necessary, to carry out its duties; meet with the independent auditors, the internal auditors and senior management to review the scope and methodology of the proposed audit; discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies to the extent required by applicable law or listing standards; set clear hiring policies with respect to any current or former employees of our independent auditors; and establish procedures for the receipt, retention, and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters. The Audit Committee is also charged with reviewing and approving all related person transactions.
The Board of Directors has determined that Mr. Carney is an “audit committee financial expert” within the meaning of the regulations of the SEC and has further determined that all of the members of the Audit Committee are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of directors Plater (Chair), Burke, Cabral, Newhart and Pryor. Ms. Cabral was appointed to the Nominating and Corporate Governance Committee effective May 8, 2025. The Nominating and Corporate Governance Committee held four meetings in 2025. The charter of the Nominating and Corporate Governance Committee is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies, reviewing and recommending compensation for non-employee directors to our Board, and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the Board of Directors. The Nominating and Corporate Governance Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors as well as the compensation of non-employee directors.
The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.

Nomination Process. The Nominating and Corporate Governance Committee considers candidates for director suggested by its members, other directors, and management, and may, from time to time, retain a third-party executive search firm to identify director candidates for consideration by the Nominating and Corporate Governance Committee.
In addition, the Nominating and Corporate Governance Committee considers candidates for directors, suggested by shareholders for elections to be held at annual meetings of shareholders. Shareholders can suggest qualified candidates for directors by complying with the advance notification and other requirements of the Company’s bylaws regarding director nominations. Director nomination materials submitted in accordance with the Company’s bylaws will be forwarded to the Chair of the Nominating and Corporate Governance Committee for review and consideration. Director nominees suggested by shareholders are evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Nominating and Corporate Governance Committee.
Generally, once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate based on the information provided to it with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chair of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors including, without limitation, the nominee’s management, leadership and business experience, skills such as financial literacy and knowledge of directorial duties, integrity, and professionalism.
The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as audit committee expertise), and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others, as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
Compensation Committee
The Compensation Committee is comprised of directors Pryor (Chair), Burke, Newhart, Rose and Young. Ms. Newhart was appointed to the Compensation Committee effective May 8, 2025. The Compensation Committee held four meetings in 2025. The charter of the Compensation Committee is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance.
The Compensation Committee has the authority to develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to shareholders; recommend compensation, special benefits, perquisites, and incidental benefits to our Board for approval; review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of the goals, and, based on such evaluation, determine the chief executive officer’s compensation; determine the annual total compensation for our named executive officers; with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans; and review and recommend employment agreements, severance arrangements, and change in control plans that provide for benefits upon a change in control, or other provisions for our executive officers to our Board of Directors.
The Compensation Committee may retain compensation consultants having special expertise to assist it in evaluating executive compensation and may also retain counsel, accountants, or other advisors, in its sole discretion. The Compensation Committee also has the power to delegate its authority and duties to subcommittees or individual members of the committee, as it deems appropriate in accordance with applicable laws and regulations.

The Board of Directors has determined that all of the members of the Compensation Committee are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.
Committee Membership
The table below lists the current membership of each committee and the number of committee meetings held in 2025:

Director	Audit	Nominating & Corporate Governance	Compensation
John A. Bartholdson(1)
James J. Burke, Jr.		✔	✔
Anna Escobedo Cabral	✔
Kevin M. Carney	Chair
Marta Newhart		✔
Michael A. Plater	✔	Chair
Felecia J. Pryor		✔	Chair
Carlton E. Rose	✔		✔
Scott M. Shaw
Sylvia J. Young	✔		✔

2025 Meetings	4	4	4

(1)	Non-Executive Chair of the Board of Directors.
Director Independence
Our Board of Directors has a majority of independent directors, as is required by the NASDAQ listing rules. Our Board of Directors has determined that each of our directors and director nominees other than Scott M. Shaw, our President & Chief Executive Officer, is an “independent director” as such term is defined under the NASDAQ listing rules. All of the members of each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee are independent directors.
Board Leadership Structure
Our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of Chair and Chief Executive Officer should be separate or combined. Currently, the roles of Chief Executive Officer and Chair of the Board of Directors are held by different individuals. Our Board of Directors regularly evaluates whether the interest of the Company and its shareholders are best served at any particular time by having the Company’s Chief Executive Officer or another director hold the position of Chair. The Board of Directors believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. This structure has proven especially useful to facilitate executive leadership training, succession, and orderly transitions. At present, the Board of Directors believes that its current structure effectively maintains independent oversight of management.
As Non-Executive Chair of the Board of Directors, John A. Bartholdson has ensured that the Board of Directors fulfills its oversight and governance responsibilities and directs the activities and meetings of the Board of Directors. In addition, Mr. Bartholdson has been responsible for coordinating the activities of the non-employee directors and leading executive sessions of the non-employee directors, which are generally held in conjunction with each regularly scheduled Board of Directors meeting.
Board of Directors’ Role in Risk Oversight
Our Board of Directors has an active role, as a whole and also at the various committee levels, in overseeing the risk management of the Company. This is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.

The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk. Fundamental aspects of the Board of Directors’ risk management oversight activities include:
•	understanding the key drivers of success for our business and the associated major risks inherent in our operations and corporate strategy;
•	overseeing that appropriate risk management and control procedures are implemented by management, and developing and maintaining an effective risk dialogue with management; and
•
overseeing environmental and corporate governance matters, including human capital management, and crafting the appropriate Board of Directors for our Company, including ensuring that the Board of Directors has the appropriate mix of background, skills, and experience, and an appropriate committee structure to carry out its oversight responsibilities effectively.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to legal and compliance issues and risks related to cybersecurity.
The Nominating and Corporate Governance Committee, in addition to making recommendations with respect to corporate governance matters and nominations of directors, manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business which is appropriately balanced and does not motivate employees to take imprudent actions. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
The Company has reviewed its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect the Company. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, either individually or in the aggregate.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of directors Pryor (Chair), Burke, Newhart, Rose and Young. Ms. Newhart was appointed to the Compensation Committee, effective May 8, 2025. Among them:
•	none of the members of the Compensation Committee was an officer, or former officer, or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;
•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and
•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables provide information regarding the beneficial ownership of our Common Stock as of the Record Date by (1) each of our directors; (2) each of our named executive officers; (3) all directors and executive officers as a group; and (4) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of each class of our voting securities. This table is based on information provided to us or filed with the U.S. Securities and Exchange Commission by our directors, executive officers, and principal shareholders named below. Except as otherwise indicated, we believe, based on information furnished by such owners, that the beneficial owners of our voting securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054.
Security Ownership of Certain Beneficial Owners
To the Company’s knowledge and as reported to us or filed with the SEC, as of the Record Date, the only persons or groups that are known to us to be the beneficial owners of more than 5% of the Company’s outstanding stock are:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
Juniper Investment Company, LLC(2) 555 Madison Avenue, 24th Floor New York, NY 10022	2,343,573	7.4%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	2,055,309	6.5%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	1,623,723	5.1%
Alyeska Investment Group, L.P.(5) 77 West Wacker Drive, 7th Drive Chicago, IL 60601	1,626,623	5.1%

(1)
As of the close of business on March 18, 2026, the Record Date, there were 31,696,582 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon.

(2)
Based on the information reported in Amendment No. 8 to Schedule 13D filed with the U.S. Securities and Exchange Commission on February 27, 2026 by Juniper Investment Company, LLC (“Juniper Investment Company”) and on Form 4 filed with the U.S. Securities and Exchange Commission on March 3, 2026, Juniper Investment Company is the investment advisor to Juniper Targeted Opportunities Fund, L.P. (“Juniper Targeted Opportunities”) and Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”). Each of Alexis P. Michas and John A. Bartholdson serves as the managing member of Juniper Investment Company, and as a result, may be deemed to share voting and dispositive power over an aggregate of 1,938,311 shares of Common Stock held by Juniper Fund. In addition, Ms.  Michas and Mr. Bartholdson beneficially own and have sole voting and dispositive power of 196,319 shares and 208,943 shares of Common Stock, respectively.

(3)
Based on the information reported in a statement in Amendment No. 1 to Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc. (“BlackRock”), as of December 31, 2025, BlackRock is a registered investment advisor with sole dispositive power of 2,055,309 shares of Common Stock, sole voting power of 2,022,063 shares of Common Stock, and zero shared voting power and zero shared dispositive power of Common Stock. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(4)
Based on the information reported in a statement on Schedule 13G filed with the SEC on July 29, 2025 by The Vanguard Group (“Vanguard”), as of June 30, 2025, Vanguard is a registered investment advisor with sole dispositive power of 1,582,161 shares of Common Stock, shared dispositive power of 41,602 shares of Common Stock, shared voting power of 28,869 shares of Common Stock, and zero sole voting power of Common Stock. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(5)
Based on the information reported in a statement on Schedule 13G filed with the SEC on February 17, 2026 by Alyeska Investment Group, L.P. (“Alyeska”), as of December 31, 2025, Alyeska is a registered investment advisor with shared dispositive power of 1,626,623 shares of Common Stock, shared voting power of 1,626,623 shares of Common Stock, and zero sole voting power and zero sole dispositive power of Common Stock. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

Security Ownership of Management
The following table sets forth information as to the beneficial ownership of shares of our Common Stock, as of the Record Date, of each director and each named executive officer and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth:

Name of Beneficial Ownership	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(1)
Named Executive Officers
Scott M. Shaw(2)	1,104,841	3.5%
Brian K. Meyers(3)	200,782	*
Chad D. Nyce(4)	174,206	*
Alexandra M. Luster(5)	150,079	*
Stephen Ace(6)	102,356	*

Non-Employee Directors
John A. Bartholdson(7)	2,147,254	6.8%
James J. Burke, Jr.(8)	73,703	*
Anna Cabral(9)	7,564	*
Kevin M. Carney(10)	28,039	*
Marta Newhart(11)	7,564	*
Michael A. Plater(12)	17,568	*
Felecia J. Pryor(13)	14,306	*
Carlton E. Rose(14)	15,295	*
Sylvia J. Young(15)	12,697	*
All executive officers and directors as a group (14 persons)	4,056,254	12.8%
*	Less than 1%.
(1)
Applicable percentages are based on 31,696,582 shares of Common Stock outstanding as of March 18, 2026, the Record Date. For purposes of this table, (i) shares of restricted Common Stock that have not vested are included in the shares outstanding as of the Record Date and are entitled to be voted, (ii) a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person or group has the right to acquire within 60 days after such date, and (iii) unless otherwise stated, the address for each named person is 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

(2)	Includes (i) 897,997 shares of Common Stock held by Mr. Shaw and (ii) 206,844 shares of restricted Common Stock.
(3)	Includes (i) 107,747 shares of Common Stock held by Mr. Meyers and (ii) 93,035 shares of restricted Common Stock.
(4)	Includes (i) 81,171 shares of Common Stock held by Mr. Nyce and (ii) 93,035 shares of restricted Common Stock.
(5)	Includes (i) 88,570 shares of Common Stock held by Ms. Luster and (ii) 13,786 shares of restricted Common Stock.
(6)	Includes (i) 136,293 shares of Common Stock held by Mr. Ace and (ii) 13,786 shares of restricted Common Stock.
(7)
Includes (i) 203,315 shares of Common Stock held by Mr. Bartholdson; (ii) 5,628 shares of restricted Common Stock awarded to Mr. Bartholdson; and (iii) 1,938,311 shares of Common Stock held by Juniper Fund as of the Record Date, over which Mr. Bartholdson shares voting and dispositive power with Mr. Alexis P. Michas and Juniper Investment Company, LLC (“Juniper Investment Company”). The principal business office address of Mr. Bartholdson is 555 Madison Avenue, 24th Floor, New York, NY 10022. See also Security Ownership of Certain Beneficial Owners and Management as to the holdings of Juniper Investment Company and its affiliates.

(8)	Includes (i) 70,487 shares of Common Stock held by Mr. Burke and (ii) 3,216 shares of restricted Common Stock.
(9)	Includes (i) 4,348 shares of Common Stock held by Ms. Cabral and (ii) 3,216 shares of restricted Common Stock.
(10)	Includes (i) 24,823 shares of Common Stock held by the Kevin M. Carney Living Trust and (ii) 3,216 shares of restricted Common Stock held directly.
(11)	Includes (i) 4,348 shares of Common Stock held by Ms. Newhart and (ii) 3,216 shares of restricted Common Stock.
(12)	Includes (i) 14,352 shares of Common Stock held by Dr. Plater and (ii) 3,216 shares of restricted Common Stock.
(13)	Includes (i) 11,090 shares of Common Stock held by Ms. Pryor and (ii) 3,216 shares of restricted Common Stock.
(14)	Includes (i) 12,079 shares of Common Stock held by Mr. Rose and (ii) 3,216 shares of restricted Common Stock.
(15)	Includes (i) 9,481 shares of Common Stock held by Ms. Young and (ii) 3,216 shares of restricted Common Stock.

EQUITY COMPENSATION PLAN INFORMATION
The Company currently has one active stock incentive plan: the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (the “LTIP”).
On March 26, 2020, the Board of Directors adopted the LTIP to provide an incentive to certain directors, officers, employees, and consultants of the Company to align their interests in the Company’s success with those of its shareholders through the grant of equity-based awards. On June 16, 2020, the shareholders of the Company approved the LTIP. The LTIP is administered by the Compensation Committee of the Board of Directors, or such other qualified committee appointed by the Board of Directors, which will, among other duties, have the full power and authority to take all actions and make all determinations required or provided for under the LTIP. Pursuant to the LTIP, the Company may grant options, share appreciation rights, restricted shares, restricted share units, incentive stock options, and nonqualified stock options. Under the LTIP, employees may surrender shares as payment of applicable income tax withholding on the vested restricted stock. The LTIP has a duration of 10 years. On February 23, 2023, the Board of Directors approved, subject to shareholder approval, an amendment to the LTIP to increase the aggregate number of shares available under the LTIP from 2,000,000 shares to 4,000,000 shares. The amendment was approved and adopted by the shareholders at the Annual Meeting of Shareholders held on May 5, 2023. If the aggregate maximum annual incentive award that can be earned by each of our named executive officers is earned, 873,168 shares of Common Stock remain available for grant under the LTIP as of the Record Date.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides an overview and analysis of our executive officer compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this Proxy Statement under the heading “Executive Compensation” are a series of tables containing specific information about the compensation earned or paid in 2025 to the following individuals, whom we refer to as our “named executive officers” or “NEOs.”
In 2025, the Company had five named executive officers:
•	Scott M. Shaw, our President and Chief Executive Officer;
•	Brian K. Meyers, our Executive Vice President, Chief Financial Officer, and Treasurer
•	Chad D. Nyce, our Executive Vice President and Chief Operating Officer;
•	Alexandra M. Luster, our Senior Vice President, General Counsel and Secretary; and
•	Stephen Ace, our Senior Vice President and Chief Human Resources Officer
The discussion below is intended to aid in understanding the information provided in the tables that follow and put that information into context within our overall compensation program.
Financial and Operational Highlights of Fiscal Year 2025
The Company achieved another year of strong financial performance, reflecting operational discipline and accelerating progress across strategic growth initiatives.
Financial Highlights
•	Revenue increased $78.2 million, or 17.8% to $518.2 million; 19.7% excluding the Transitional segment
•	Net income of $20.0 million, compared to $9.9 million in the prior year, representing a 102.2% increase
•	Adjusted EBITDA of $67.1 million, up 58.7%
•	Net cash flow from operations increased $30.0 million, or 102.4% to $59.3 million
•	Cash of nearly $29 million as of year-end and no debt outstanding; total liquidity of nearly $89 million
Operational Highlights
•	Student starts growth of 15.2% excluding the Transitional segment
•	Student population rose by 14.9% excluding the Transitional segment
Strategic Growth Initiatives
•	Completed the relocations of campuses in Nashville, Tennessee and Levittown, Pennsylvania
•	Announced a new campus in Hicksville, New York, projected to open in late 2026
•	Announced a new campus in Rowlett, Texas, a northern suburb of Dallas, expected to open first quarter of 2027
•	Added or expanded 10+ programs across existing campuses (2024-2025)
Executive Summary
2025 Advisory Vote on Executive Compensation
At the 2025 Annual Meeting of the Company’s shareholders, the Company held a non-binding advisory “say-on-pay” vote on the Company’s executive compensation program, as set forth in the Proxy Statement dated April 10, 2025 that was filed with the U.S. Securities and Exchange Commission on that date. Approximately 94.5% of the votes cast on the “say-on-pay” proposal voted in favor of the program.

Sound Compensation Governance Practices
The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with the financial interests of the Company’s shareholders. Highlights of our practices include:

What We Do:	What We Don't Do:

Maintain a Pay-for-Performance Compensation Philosophy. Performance-based pay represents a significant portion of our NEOs’ target total direct compensation. Performance-based and long-term incentive compensation represent at least 70% of NEOs’ target total of direct compensation.

Backdate or Spring Load Option Awards. We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options, restricted stock, or other equity awards so that they are made before announcement of favorable information or after announcement of unfavorable information. We otherwise do not currently grant stock options as part of our executive compensation program.

Rely on an Independent Compensation Consultant. We seek advice from an independent compensation consultant to ensure pay practices are aligned with our strategies and appropriately competitive to market levels

Use excise tax gross-ups. As discussed below under the heading “Employment Agreements and Change in Control Benefits,” we do not provide our executive officers with tax gross-ups for “excess parachute payments” upon a change in control.

Cap Annual Incentive Compensation. The aggregate maximum annual incentive award that can be earned by each of our named executive officers is capped at 200% of their target.
Excessive Severance. We provide severance features that are consistent with market practice, including amounts and payout definitions, whether in the event of a termination in the normal course business or a termination in the event of a Change in Control.

Maintain Clawback Policies. We maintain clawback policies for the recovery of performance-based cash and equity compensation.
Use Special Retirement Programs. We do not maintain enhanced retirement arrangements for our executive officers. Executive officers are eligible to participate in our 401(k) plan in the same manner as all other employees.

Maintain Stock Ownership Guidelines. We maintain equity ownership guidelines for our NEOs and independent directors to strengthen alignment with shareholder interests. We also review executive stock holdings and overall equity usage annually to support sound governance.

Compensation Philosophy and Objectives
The Company and the Compensation Committee believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives that are critical to our long-term success.
Our compensation program is designed to offer executive officers competitive compensation based on our performance and the individual’s contribution, performance, and leadership in the execution of our business model. Our compensation policies are intended to motivate, reward, and retain highly qualified executives for long-term strategic management and enhancement of shareholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to our long-term success and competitiveness. Our compensation goals are further intended to mitigate incentives for our executives to take excessive risks that may be adverse to the Company and our shareholders in the long-term.
The Compensation Committee has reviewed all components of the compensation for the named executive officers, including salary, annual incentives, equity, and long-term incentive compensation; the dollar value to the executive and cost to the Company of all perquisites; and the actual projected payout obligations under potential severance and change in control scenarios.

Compensation Program
Over the past few years, we have made key changes to our annual cash and long-term stock incentive compensation program to enhance our pay-for-performance philosophy to better align the interests of our executives with those of our shareholders. These changes reflect our continuing commitment to improving our pay-for-performance alignment, while embracing contemporary compensation and governance best practices. The changes included the following:
•
eliminating the individual performance component of our annual incentive compensation program and adding a component linked to company-wide financial outcomes that directly reflects the Company’s overall health and viability;

•	capping the maximum amount payable under the annual incentive compensation program at 200% of target;
•	instituting clawback policies for the recovery of performance-based cash and equity compensation;
•	granting performance-based restricted stock that vests upon the attainment of adjusted EBITDA targets established for each year; and
•	eliminating “catch up” vesting on performance-based restricted stock (see discussion below).
The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects of the program to ensure that it remains aligned with the interests of the Company’s shareholders.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
While the Company’s LTIP allows for the grant of stock options and similar option-like securities, the Company does not currently grant and has not in recent history granted, stock options or similar option-like securities to its directors, NEOs, or other employees, and it did not grant any stock options during the fiscal year ended December 31, 2025. As such, the Company does not currently have a formal policy with respect to the timing of awards of such securities. The Compensation Committee approves the grant of equity compensation awards at approximately the same time every year pursuant to a pre-determined schedule. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of any equity award. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Summary of Executive Compensation Elements
The Company uses an array of compensation elements for our NEOs, including base salary, performance-based annual incentives, and long-term equity incentives. Each of these primary compensation elements is summarized in the table below and described in greater detail in the following pages:

Compensation Elements	Base Salary	Annual Cash Incentive	Equity Incentives
			Time-based Restricted Shares	Performance- based Restricted Shares
At-Risk	Fixed	Variable	Fixed	Variable

Purpose	Provide competitive, fixed compensation to attract and retain executive talent	Reward the achievement of annual corporate performance that drives the Company’s growth	Align executives’ and shareholders’ long-term interests by providing equity incentives that foster an ownership mindset, support sustainable value creation, and promote retention

Type of Performance	Short-term		Long-term

Timing	Reviewed Annually	Set Annually	Annually	Annually

Delivery Vehicle	Cash		Equity

Vesting/Performance Period	Immediate/Ongoing	1-Year	3-Years	1 to 3 Years

How Payout is Determined	Compensation Committee recommends to Board of Directors based on comprehensive review	Based on achievement of predetermined quantitative performance goals, as reviewed and approved by the Compensation Committee.	Based on continued service and time-based vesting conditions.	Performance relative to predetermined financial goals (typically measured over multi-year periods)

Performance Metrics	Individual performance assessment	Adjusted EBITDA, Revenue, Student Placement	Continued service with the company	Adjusted EBITDA and continued service with the company

Setting Executive Compensation
We intend to continue our strategy of compensating our executives through programs that emphasize performance-based incentive compensation. We have structured annual cash and long-term equity incentive compensation to both motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals. Our executive compensation program is further designed to discourage excessive risk taking by assessing performance across multiple dimensions and metrics, including both regulatory performance and student outcomes.
For the named executive officers, the main components of our compensation program are base salary, an annual performance-based cash incentive, and long-term stock incentives. In allocating compensation among these components, the Compensation Committee believes that the compensation of senior management, the levels of management having the greatest ability to influence our performance, should be predominantly performance-based. Base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company.
The annual performance-based cash incentive compensation focuses on short-term performance while the performance-based restricted stock is tied to achievement of performance over a three-year performance period. This mix of short- and long-term incentives provides sufficient rewards to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive shareholder value. In addition, we believe this balance of short-term and long-term incentive compensation and the mix of varied performance metrics helps mitigate the incentive for executives to take excessive risk that may have the potential to harm the Company in the long-term.
The illustrations below highlight our commitment to a pay-for-performance compensation philosophy and pay mix in which we deliver a majority of our compensation through performance-based and long-term pay elements. Performance-based and long-term incentive compensation (inclusive of 2025 target non-equity incentive plan opportunity and grant date fair values of 2025 Time-based Restricted Stock and Performance-based Restricted Stock) represent at least 70% of our NEOs’ target total direct compensation. Our Compensation Committee believes our approach to performance-based compensation supports close alignment with shareholder interests and ensures that compensation is tied to measurable results.

Compensation for Scott M. Shaw, our President and Chief Executive Officer, is based on the Compensation Committee’s independent assessment of Mr. Shaw’s performance during the year. Our President and Chief Executive Officer plays a significant role in setting the compensation for the other NEOs by presenting an evaluation of each executive’s performance and his recommendation for levels of their compensation. The Compensation Committee makes all final decisions with respect to the total compensation package for each of the NEOs and has the authority to accept, reject, or modify these recommendations in connection with its determination. The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating the compensation of the NEOs, in its discretion.

Base Salary
Base salaries for our named executive officers are based on job responsibilities and individual contributions with reference to base salary levels of executives at comparable publicly held companies. The Compensation Committee also considers several other factors in setting base salaries including the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, changes in the executive’s responsibility, and the executive’s overall contribution to our success. We review salary levels annually to recognize these factors. We do not target base salary at any particular percentage of total compensation.
Salary adjustments were made based on a competitive market compensation benchmarking study, and through discussions with our independent compensation consultant, Grant Thornton Advisors LLC. The Compensation Committee determined that it was appropriate to adjust salaries in order to position salaries closer to median salary levels in the marketplace.

Named Executive Officer	2024 Salary ($)	2025 Salary ($)	Increase
Scott M. Shaw	650,000	650,000	0.0%
Brian K. Meyers	400,000	440,000	10.0%
Chad D. Nyce	375,000	440,000	17.3%
Alexandra M. Luster	297,804	308,227	3.5%
Stephen Ace	297,000	300,000	1.0%

2025 Annual Performance-Based Incentive Compensation
Our named executive officers are eligible to participate in the Management Incentive Compensation Plan (“MIC Plan”). Under the MIC Plan, the Compensation Committee approves the calculation of performance-based cash incentive opportunities for our named executive officers based on financial performance targets. Awards under the MIC Plan reflect the Compensation Committee’s belief that a significant portion of the total annual compensation of each named executive officer should be contingent upon the overall financial performance of the Company.
Overall Opportunity
For the fiscal year ended December 31, 2025, the Compensation Committee set the incentive compensation target at 100% of base salary for Mr. Shaw, 75% of base salary for Mr. Meyers and Mr. Nyce and 50% of base salary for Ms. Luster and Mr. Ace. The maximum award allowable under the MIC Plan to any named executive officer in any given year is 200% of their incentive compensation target.
2025 Design Changes – Addition of Revenue and Student Placement Performance Metrics
For the fiscal year ended December 31, 2025, we updated the performance metrics under the MIC Plan to include revenue and student placement in addition to the adjusted EBITDA metric used in prior years. The Compensation Committee assessed the prevailing annual incentive plan design features used by our peers and considered the existing plan’s alignment with our business strategy. We determined that it is appropriate to introduce additional objective performance metrics to our plan in order to support our strategic business goals. While adjusted EBITDA remains the most heavily-weighted metric at 50%, the 2025 MIC Plan includes revenue and student placement to better acknowledge the importance of top-line growth and strong operational outcomes. Revenue and student placement are weighted 30% and 20%, respectively, in the 2025 MIC Plan.

2025 Performance Measures
For the fiscal year ended December 31, 2025, each named executive officer’s target incentive opportunity was based on the achievement of adjusted EBITDA, revenue, and student placement performance goals. The tables below set forth performance measure goals, weights, achievements, and payouts:

Metric	Performance Achievements
	Weight	Performance Goals			Achievement		Payouts
		Threshold	Target	Max	Actual	% of Target	Payout %	Weighted Payout
Adjusted EBITDA	50%	10%	50%	200%	107.5%	215.0%	215.0%	107.5%
Revenue	30%	10%	30%	200%	45.6%	152.0%	152.0%	45.6%
Student Placement	20%	0%	20%	200%	21.5%	107.5%	107.5%	21.5%
Total	100%			200%	174.6%			174.6%

Actual Annual Cash Incentive Awards
The table below sets forth actual 2025 cash incentive payments based on 174.6% target achievement:

Named Executive Officer	2025 MIC Payouts to NEOs
	Target Award		2025 Payouts
	Target 2025 MIC Plan Award	Target 2025 MIC Plan Award ($)	% of Target	Total 2025 MIC Plan
	(% of Salary)			Payment ($)
Scott M. Shaw	100%	650,000	174.6%	1,134,688
Brian K. Meyers	75%	440,000	174.6%	576,072
Chad D. Nyce	75%	440,000	174.6%	576,072
Alexandra M. Luster	50%	308,227	174.6%	269,032
Stephen Ace	50%	300,000	174.6%	261,851

In fiscal years 2024 and 2023, payments under the MIC Plan were determined based on the attainment of a predetermined adjusted EBITDA performance target. In fiscal year 2024 and 2023, NEOs received payments equal to 105.9% and 148.0%, respectively, of their respective MIC Plan target award opportunity.
The Compensation Committee has full discretion to modify awards up or down based on other performance criteria critical to the success of the organization, including operational, regulatory, and educational quality considerations that would otherwise not be reflected in the targets above. No such discretion was exercised this year.
Long-Term Stock Incentives
Stock incentives focus executives’ attention on the Company from the perspective of an owner with an equity stake in the business, thereby aligning interests with those of shareholders. The Compensation Committee believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by our named executive officers through grants of stock-based awards. Our shareholder-approved LTIP provides for the grant of stock options, restricted stock, performance stock, and other equity-based awards. Awards are made at the discretion of the Compensation Committee based on a multiplicity of factors including total compensation at peer companies, the level of equity ownership of the executives, and judgments of individual performance during the year.
The Compensation Committee believes that a combination of time-based and performance-based restricted stock grants better align the interests of our NEOs with those of our shareholders. Adjusted EBITDA targets are set by the Compensation Committee at the beginning of each applicable year. If the applicable adjusted EBITDA target is not attained, the Compensation Committee has the discretion to determine that the performance-based restricted stock that would have vested had the target been attained will not be forfeited but instead will be subject to a catch-up adjusted EBITDA target to be set in the subsequent year. A catch-up target is a stretch goal that requires a greater level of performance than the performance goal set for the applicable performance period. The catch-up target is applicable only for awards issued prior to December 31, 2023. In addition, notwithstanding the attainment of the applicable performance targets, the Compensation Committee has the discretion to determine that all or a portion of performance-based restricted stock will not vest based on facts and circumstances occurring after the date of grant that the Compensation Committee deems relevant.
Time-Based Restricted Stock Awards
In 2025, 2024 and 2023, the Compensation Committee awarded time-based restricted stock (the “Time-Based Restricted Shares”) to certain members of our management, including each of our named executive officers, which are conditioned upon either continued service. Time-Based Restricted Shares vest ratably over three years and represent 50% of the total restricted shares awarded.
Performance-Based Restricted Stock Awards
In 2025, the Company granted performance-based restricted stock (the “Performance-Based Restricted Shares”) to employees and NEOs which are conditioned both on continued service and achievement of performance goals that vest based on the percentage of adjusted EBITDA achieved for the immediately preceding year. No shares vest below 80% of target; payouts begin at 25% for 80% achievement and increase on a linear scale up to 200% for 120% or more of target.
In 2025, the Company also granted Performance-Based Restricted Shares to Messrs. Shaw, Meyers and Nyce that vest based on the achievement of a specified percentage of target adjusted EBITDA for fiscal year 2027. No shares vest below 90% of target; vesting begins at 25% for 90% achievement and increases on a linear scale to 100% vesting at 100% or above.
In 2024, the Compensation Committee awarded Performance-Based Restricted Shares to employees, including each NEOs. The Performance-Based Restricted Shares vest over three years upon the attainment of certain financial performance targets set by the Compensation Committee for each of the fiscal years 2024, 2025, and 2026, the attainment of which is determined in March of each succeeding year. The Performance-Based Restricted Shares represent 50% of the total restricted shares awarded.
In 2023, the Compensation Committee awarded Performance-Based Restricted Shares to certain members of our management including each of our named executive officers. The Performance-Based Restricted Shares vest over three years upon the attainment of certain financial performance targets set by the Compensation Committee for each of the fiscal years 2023, 2024, and 2025, the attainment of which is determined in March of each succeeding year. The Performance-Based Restricted Shares represent 50% of the total restricted shares awarded.
Fiscal Year 2025 Performance Target
For the fiscal year ended December 31, 2025, the Company achieved adjusted EBITDA of $67.1 million relative to a target of $58.7 million, representing performance of approximately 114.4% of target.
Pursuant to the terms of the applicable Performance-Based Restricted Shares awarded in 2025, achievement above 100% of the target results in an incremental payout determined by applying a 5x multiplier to each percentage point of performance in excess of 100%. Accordingly, the Company’s performance above target of approximately 14.4 percentage points resulted in an incremental payout of approximately 71.8%, which, when combined with the 100% target payout, resulted in a total payout of 171.8% of target shares for the fiscal year 2025 performance tranche, which fully vested.
In addition, with respect to Performance-Based Restricted Shares awarded in 2024 and 2023 to our named executive officers, 100% of one of the three performance tranches of the total awarded Performance-Based Restricted Shares vested based on performance for the fiscal year ended December 31, 2025.
In February 2026, the Compensation Committee reviewed and unanimously approved the performance results and the resulting payouts for the fiscal year ended December 31, 2025 in accordance with the terms of the applicable awards.
Independent Compensation Consultant
In determining the compensation of our named executive officers, the Compensation Committee considers many factors such as the executive’s position with the Company and the level of responsibility, skills, and experience required by the position, the executive’s experience and qualifications, the Company’s ability to replace such individual, and the overall competitive environment for executive talent. The Committee has the authority to retain its own advisor to consider, from time to time, the Company’s compensation philosophy and programs and provide guidance, as appropriate. The Committee relies on an independent compensation consultant for guidance in determining the appropriate structure of director and executive compensation as well as appropriate levels of compensation. In 2025, the Compensation Committee retained Grant Thornton Advisors LLC (“Grant Thornton”) as its independent compensation consultant and considered data and analysis regarding competitive pay practices among the Company’s peers as a guide in determining the appropriate level of executive officer compensation. The Compensation Committee has assessed the independence of Grant Thornton in its capacity as the compensation consultant to the Compensation Committee pursuant to SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Grant Thornton from serving as an independent consultant to the Compensation Committee.
Comparative Data
In the fiscal year ended December 31, 2025, the Compensation Committee reviewed compensation information set forth in public filings with the U.S. Securities and Exchange Commission (including base salaries, annual incentive bonuses and equity-based compensation) for the following companies:

Education Peer Companies
American Public Education, Inc.	Perdoceo Education Corporation
Franklin Convery Co.	Strategic Education, Inc.
Coursera, Inc.	Udemy, Inc.
Grand Canyon Education, Inc.	Universal Technical Institute, Inc.

The purpose of the Compensation Committee’s review was to determine, among other things, whether the level of compensation proposed to be paid to the Company’s named executive officers during 2025 was competitively positioned with respect to the Company’s compensation peer group. After this review, and based on advice from Grant Thornton, our independent compensation consultant, the Compensation Committee made compensation adjustments to our executive compensation programs in order to better align with our compensation philosophy. In addition to the companies listed above, the Compensation Committee also considered the pay practices of Adtalem Global Education, Inc. and Laureate Education, Inc. as secondary references.
We do not rely exclusively on education peers. Rather, we look at organizations of comparable size and complexity to Lincoln. In addition to considering the education peers listed above, the Compensation Committee considered the following peers in the broader Consumer Discretionary sector to supplement the for-profit education comparators:

Consumer Discretionary Peer Companies
Carriage Services, Inc.	Kura Sushi USA, Inc.
Denny’s Corporation	RCI Hospitality Holdings, Inc.
El Pollo Loco Holdings, Inc.	Target Hospitality Corp.
European Wax Center, Inc.	Inspired Entertainment, Inc.

Employment Agreements and Change in Control Benefits
The Company has entered into employment agreements with Messrs. Shaw, Meyers, Nyce, and Ace and Ms. Luster. Each of these agreements will expire on December 31, 2028. The employment agreements are described below under “Employment Agreements.”

The employment agreement for each of Messrs. Shaw, Meyers, Nyce and Ace and Ms. Luster provides that upon a change in control of the Company, the term of the agreement will be extended automatically for an additional two-year term, commencing on the date of the change in control and ending on the second anniversary of the date of the change in control. Each employment agreement further provides that all stock options and restricted stock awards held by the named executive officer will immediately vest in such event.
We do not provide our named executive officers with tax gross-ups for “excess parachute payments” under Section 280G of the Internal Revenue Code upon a change in control. In the event that any payment or distribution by us to or for the benefit of our named executive officers would be considered a “parachute payment” for purposes of Section 280G, the amount of such payments may be reduced to the largest amount permissible without triggering excise taxes under Section 4999 of the Internal Revenue Code.
Retirement Plans
The Company maintains a plan (the “401(k) Plan”) qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for the benefit of all employees. Our named executive officers are eligible to participate in this plan on the same terms and conditions as all other employees. At the discretion of our Board of Directors, we may make discretionary matching and/or profit-sharing contributions into our 401(k) Plan for eligible employees, which may be subject to vesting requirements. We believe that our 401(k) Plan encourages our employees to save for future retirement needs by matching contributions equal to 20% of their salary deferrals, which do not exceed 6% of the employee’s individual payroll period, subject to a compensation limitation and/or a contributions limitation pursuant to applicable provisions of the Code.
We do not provide any additional retirement benefits to our named executive officers. None of our named executive officers participate in a non-qualified deferred compensation program or pension arrangement.
Welfare Benefits and Perquisites
Our named executive officers are eligible to participate in our medical and dental health insurance plans, our life insurance plan, and our long-term disability insurance plan on the same terms and conditions offered to all other employees. We also provide our named executive officers with supplemental life insurance. We believe that the benefits we offer are important components of our comprehensive benefit package, which encourages employees to remain with us.
Pursuant to their employment agreements, we also provide to Messrs. Shaw and Meyers use of a vehicle for business and personal use and pay for associated costs, including automobile insurance, parking, and fuel. The executives are responsible for all taxes related to this benefit.
We do not provide any other perquisites or benefits to our named executive officers and we do not pay any tax gross-ups with respect to any compensation.
Tax Deductibility of Compensation; Accounting
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the ability of a public company to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our NEOs in excess of $1 million, including compensation paid to any executive who has been an NEO since 2017, generally will not be deductible. The Compensation Committee strives to provide our named executive officers with compensation programs that will preserve the tax deductibility of compensation paid by the Company, to the extent reasonably practicable and to the extent consistent with the Company’s other compensation objectives. However, the Compensation Committee believes that shareholder interests are best served if it retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).
The Compensation Committee also takes accounting considerations, including the impact of Financial Accounting Standards Board Accounting Standards Codification 718 Compensation – Stock Compensation, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Felecia J. Pryor, Chair
James J. Burke, Jr.
Carlton E. Rose
Sylvia J. Young
Marta Newhart

Executive Compensation
Summary Compensation Table
The following table summarizes the compensation during the last three fiscal years to our NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Scott M. Shaw President and Chief Executive Officer	2025	650,000	2,200,000	1,134,688	15,029	3,999,717
	2024	650,000	1,200,000	688,629	19,016	2,557,645
	2023	500,000	1,200,000	740,000	18,683	2,458,683
Brian K. Meyers Executive Vice President, Chief Financial Officer and Treasurer	2025	440,000	1,000,000	576,072	13,099	2,029,171
	2024	400,000	500,000	317,829	16,052	1,233,881
	2023	358,955	500,000	398,440	13,236	1,270,631
Chad D. Nyce Executive Vice President, Chief Operating Officer	2025	440,000	1,000,000	576,072	6,917	2,022,990
	2024	375,000	500,000	297,964	6,500	1,179,464
	2023	300,000	350,000	222,000	5,927	877,927
Alexandra M. Luster Senior Vice President, General Counseland Corporate Secretary	2025	308,227	125,000	269,032	6,763	709,022
	2024	297,804	125,000	157,751	6,285	586,840
	2023	287,040	125,000	212,410	5,873	630,323
Stephen Ace Senior Vice President, Chief Human Resources Officer	2025	300,000	125,000	261,851	8,435	695,286
	2024	297,000	125,000	157,325	7,817	587,142
	2023	285,000	125,000	210,900	7,430	628,330

(1)
For the fiscal year ended December 31, 2025, this represents the aggregate grant date fair value of Time-Based Restricted Shares and Performance-Based Restricted Shares on February 19, 2025. The fair values of these grants were determined in accordance with Financial Accounting Standards Board Accounting Standards Code Topic 718 (excluding the effect of estimated forfeitures). See Note 10 to the Audited Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission regarding assumptions underlying the valuation of equity awards. Whether, and to what extent, a named executive officer realizes value will depend on our actual operating performance, stock price fluctuations, and the named executive officer’s continued employment. Amounts reported for these awards may not represent the amounts that the named executive officers will actually realize from the awards. The terms and conditions of the Performance-Based Restricted Shares are described in the “Compensation Discussion and Analysis.”

(2)	Reflects the value of cash incentive awards earned for the fiscal year ended December 31, 2025 under our MIC Plan as described in the “Compensation Discussion and Analysis.”
(3)	Reflects the components included in all other compensation for fiscal year 2025:

Named Executive Officer	Life Insurance Policy Premiums	401(k) Employer Matching Contributions	Personal Use of Auto	Total All Other Compensation
Scott M. Shaw	7,742	3,375	3,912	15,028
Brian K. Meyers	5,370	4,113	3,616	13,100
Chad D. Nyce	3,542	3,375	—	6,917
Alexandra M. Luster	3,604	3,159	—	6,763
Stephen Ace	6,035	2,400	—	8,435

Grants of Plan-Based Awards Table
The following table sets forth information regarding the grant of plan-based awards to our NEOs in 2025:

Named Executive Officer	Grant Date	Estimated future payouts under non- equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott M. Shaw
Cash Incentive(1)		52,000	650,000	1,300,000	—	—	—	—	—
Time-based Restricted Stock Award(2)	2/19/2025	—	—	—	—	—	—	41,713	750,000
Performance-based Restricted Stock Award(3)	2/19/2025	—	—	—	10,428	41,713	83,426	—	750,000
Performance-based Restricted Stock Award(4)	2/19/2025	—	—	—	9,733	38,932	38,932	—	700,000
Brian K. Meyers
Cash Incentive(1)		26,400	330,000	660,000	—	—	—	—	—
Time-based Restricted Stock Award(2)	2/19/2025	—	—	—	—	—	—	18,076	325,000
Performance-based Restricted Stock Award(3)	2/19/2025	—	—	—	4,519	18,075	36,150	—	325,000
Performance-based Restricted Stock Award(4)	2/19/2025	—	—	—	4,867	19,466	19,466	—	350,000
Chad D. Nyce
Cash Incentive(1)		26,400	330,000	660,000	—	—	—	—	—
Time-based Restricted Stock Award(2)	2/19/2025	—	—	—	—	—	—	18,076	325,000
Performance-based Restricted Stock Award(3)	2/19/2025	—	—	—	4,519	18,075	36,150	—	325,000
Performance-based Restricted Stock Award(4)	2/19/2025	—	—	—	4,867	19,466	19,466	—	350,000
Alexandra M. Luster
Cash Incentive(1)		12,329	154,114	308,228	—	—	—	—	—
Time-based Restricted Stock Award(2)	2/19/2025	—	—	—	—	—	—	3,476	62,500
Performance-based Restricted Stock Award(3)	2/19/2025	—	—	—	869	3,476	6,952	—	62,500
Stephen Ace
Cash Incentive(1)		12,000	150,000	300,000	—	—	—	—	—
Time-based Restricted Stock Award(2)	2/19/2025	—	—	—	—	—	—	3,476	62,500
Performance-based Restricted Stock Award(3)	2/19/2025	—	—	—	869	3,476	6,952	—	62,500

(1)
Reflects the range of potential annual cash incentive awards that could have been earned by our NEOs for fiscal year 2025 under the Management Incentive Plan, based on the level of achievement of the performance goals established by the Compensation Committee. A more detailed description of the cash incentive awards, including applicable performance goals, the level of achievement, and the actual amounts paid, is provided under “2025 Performance Measures” in the section titled “2025 Annual Performance-based Incentive Compensation”.

(2)
Reflects the share payouts with respect to Time-Based Restricted Shares granted in 2025, subject to time-based vesting only and annually over a three-year period. A description of these Time-Based Restricted Shares is provided above under “Time-Based Restricted Stock Awards” in the section titled “Long-Term Stock Incentives”.

(3)
Reflects the range of potential share payouts with respect to Performance-Based Restricted Shares granted in 2025, based on the level of achievement of the performance goals established by the Board of Directors. The awards vest over a three-year performance period beginning in fiscal year 2025. The number of restricted shares issuable is calculated annually based on the Company’s performance in the prior year. The amounts reflected in the table are the aggregate of all three years of vesting at the threshold, target, and maximum levels. A description of these Performance-Based Restricted Shares is provided above under “Performance-Based Restricted Stock Awards” in the section titled “Long-Term Stock Incentives”.

(4)
Reflects the range of potential share payouts with respect to Performance-Based Restricted Shares granted in 2025, based on the level of achievement of the fiscal year 2027 performance goals established by the Board of Directors. The awards were granted to executive officers and fully vest based on fiscal year 2027 performance results. The number of restricted shares issuable is calculated annually based on the Company’s performance in the prior year. The amounts reflected in the table are the aggregate of all three years of vesting at the threshold, target, and maximum levels. A description of these Performance-Based Restricted Shares is provided above under “Performance-Based Restricted Stock Awards” in the section titled “Long-Term Stock Incentives”.

(5)
Reflects the aggregate grant date fair value of both Time-Based Restricted Shares and Performance-Based Restricted Shares (at the target level) calculated respectively in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding equity awards held by each of our NEOs as of December 31,2025 that have not vested as of such date. The amounts shown represent the potential value of these awards based on the applicable reporting assumptions and have not been realized and may never be realized. Performance-Based Restricted Shares are awarded based on the achievement of specific performance goals. Any value ultimately realized will depend on the extent to which the applicable performance goals are achieved, the market price of our common stock on the vesting date, and the lapse of any applicable restrictions:

	Stock Awards
Named Executive Officer	Number of unearned shares, units or other rights that have not vested (#)(1)	Market or payout value of unearned shares, units or other rights that have not vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Performance Shares, Units, Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance Shares, Units, Other Rights That Have Not Vested (#)(2)
Scott M. Shaw	115,811	2,796,836	164,734	3,978,326
Brian K. Meyers	48,950	1,182,143	72,744	1,756,768
Chad D. Nyce	44,886	1,083,997	68,680	1,658,622
Alexandra M. Luster	11,195	270,359	12,027	290,452
Stephen Ace	11,195	270,359	12,027	290,452

(1)	Represents unvested Time-based Restricted Stock as of December 31, 2025.
(2)	Market value was calculated using the closing price of our common stock on December 31, 2025, which was $24.15.
(3)	Represents unvested Performance-based Restricted Stock as of December 31, 2025.
The following tables sets forth the Time-Based Restricted Shares outstanding as of December 31, 2025 for each NEO as of their respective award date. The Time-Based Restricted Shares reported are subject to time-based vesting only (vest annually over a three-year period following the award date):

	Named Executive Officer
Award Date	Scott M. Shaw	Brian K. Meyers	Chad D. Nyce	Alexandra M. Luster	Stephen Ace
2/23/2023	32,518	13,549	9,485	3,388	3,388
2/22/2024	41,580	17,325	17,325	4,331	4,331
2/19/2025	41,713	18,076	18,076	3,476	3,476
Grand Total	115,811	48,950	44,886	11,195	11,195

The following tables sets forth the Performance-Based Restricted Shares outstanding as of December 31, 2025 for each NEO, presented as of their respective award dates. Each award vests ratably over a three-year period following the award date, subject to the achievement of the applicable performance goals, except for the award granted on February 19, 2025 to Messrs. Shaw, Meyers and Nyce, which vest in full based on the level of achievement of the fiscal year 2027 performance goals. The performance criteria for Performance-Based Restricted Shares is provided under “Performance-Based Restricted Stock Awards” under the section titled “Long-Term Stock Incentives”:

	Named Executive Officer
Award Date	Scott M. Shaw	Brian K. Meyers	Chad D. Nyce	Alexandra M. Luster	Stephen Ace
2/23/2023	32,518	13,549	9,485	3,388	3,388
2/22/2024	41,580	17,325	17,325	4,331	4,331
2/19/2025	51,704	22,404	22,404	4,308	4,308
2/19/2025	38,932	19,466	19,466	—	—
Grand Total	164,734	72,744	68,680	12,027	12,027

Stock Vested in 2025
The following table sets forth information regarding Time-Based Restricted Shares and Performance-Based Restricted Shares held by our NEOs that vested during fiscal year 2025:

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Scott M. Shaw	156,908	2,879,262
Brian K. Meyers	67,286	1,234,698
Chad D. Nyce	52,297	959,650
Alexandra M. Luster	16,821	308,665
Stephen Ace	16,821	308,665

(1)
Reflects the market value of the shares of our common stock on the vesting date, calculated by multiplying the closing price of our common stock on such vesting date by the number of shares that vested as of the close of business on that date.

Employment Agreement
Potential Payments upon a Termination or Change in Control
The following table summarizes the value of the termination payments and benefits that our named executive officers would receive upon:
•	the Executive’s Involuntary Termination (as defined below);
•	a Change in Control (as defined below); or
•	the Executive’s Death or Disability.
In each case, the amounts are determined as if the trigger event occurred on December 31, 2025 and equity is valued based on the closing stock price of $24.15 on December 31, 2025. This table excludes vested account balances under our 401(k) plan, which is generally available to all of our employees. The terms of the benefits are set forth in the employment agreements of our named executive officers as described immediately following the table:

Payment upon Termination

at Fiscal Year End on December 31, 2025

Named Executive Officer	Aggregate Severance ($)	Stock Awards(1) ($)	Benefits(2) ($)	Total ($)
Scott M. Shaw
Involuntary Termination(3)	2,600,000	6,775,162	25,244	9,400,406
Change in Control	—	6,775,162	—	6,775,162
Death or Disability(4)	650,000	6,775,162	—	7,425,162
Termination for Cause or Resignation without Good Reason	—	—	—	—
Brian Meyers
Involuntary Termination(5)	1,347,500	2,938,910	21,805	4,308,215
Change in Control	—	2,938,910	—	2,938,910
Death or Disability(4)	330,000	2,938,910	—	3,268,910
Termination for Cause or Resignation without Good Reason	—	—	—	—
Chad D. Nyce
Involuntary Termination(6)	1,347,500	2,742,619	15,426	4,105,545
Change in Control	—	2,742,619	—	2,742,619
Death or Disability(4)	330,000	2,742,619	—	3,072,619
Termination for Cause or Resignation without Good Reason	—	—	—	—
Alexandra M. Luster
Involuntary Termination(6)	693,511	560,811	25,244	1,279,566
Change in Control	—	560,811		560,811
Death or Disability(4)	154,114	560,811		714,925
Termination for Cause or Resignation without Good Reason	—	—	—	—
Stephen Ace
Involuntary Termination(6)	675,000	560,811	13,718	1,249,529
Change in Control	—	560,811		560,811
Death or Disability(4)	150,000	560,811		710,811
Termination for Cause or Resignation without Good Reason	—	—	—	—

(1)
All outstanding stock options, time-based restricted stock, and performance-based restricted stock granted by the Company to the named executive officers will become fully vested and immediately exercisable upon (i) a Change in Control (as defined below); (ii) an Involuntary Termination (as defined below); or (iii) upon the executive’s death or disability.

(2)
Includes a cash payment equal to the Company’s estimate of the employer portions of the premiums that would be necessary to continue the executive’s health care benefits coverage until the first anniversary of the executive’s date of termination.

(3)
Consists of a lump sum payment equal to two times the sum of Mr. Shaw’s 2025 base salary and the target amount of his annual performance bonus for the fiscal year ended December 31, 2025. In addition, Mr. Shaw would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

(4)	Includes an annual cash incentive compensation award under the MIC Plan for the year of termination based upon target levels.
(5)	Consists of a lump sum payment equal to one and three-quarters times the sum of Mr. Meyers’ and Nyce’s 2025 base salary and the target amount of his annual performance bonus for the fiscal year ended December 31, 2025. In addition, Mr. Meyers and Mr. Nyce would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.
(6)
Consists of a lump sum payment equal to one and one-half times the sum of Ms. Luster’s and Mr. Ace’s 2025 base salary and the target amount of their annual performance bonus for the fiscal year ended December 31, 2025. In addition, Ms. Luster and Mr. Ace would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

Employment Agreements
The Company is a party to employment agreements with each of Messrs. Shaw, Meyers, Nyce and Ace and Ms. Luster.
Employment Agreement dated December 19, 2025 with Scott M. Shaw
The terms of the Company’s employment agreement with Mr. Shaw are summarized below.
Employment Period. The agreement provides that Mr. Shaw will serve as our President and Chief Executive Officer through December 31, 2028.
Compensation and Benefits. Mr. Shaw will receive a minimum annual base salary of $650,000, will be eligible to participate in the MIC Plan and, to the extent eligible, in all of our employee benefit plans, programs, and arrangements that are established for, or made available to, our senior executives. The Company provides to Mr. Shaw a vehicle for his business and personal use and pays the associated costs, including automobile insurance, parking, and fuel; Mr. Shaw is responsible for all taxes related to this benefit.
Involuntary Termination. In the event of an “Involuntary Termination” (as defined below) of Mr. Shaw’s employment, in addition to Mr. Shaw’s right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination or resignation of employment, including any accrued unpaid bonuses for a completed year, we will pay him: (1) two times the sum of (a) his base salary, as is then in effect; and (b) the target amount of the annual performance bonus for him in the year in which the termination occurs; (2) unreimbursed expenses for reasonable travel and other business expenses incurred by him through the date of termination; and (3) the estimated employer portion of premiums that would be necessary to Mr. Shaw’s coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Shaw become insured under a subsequent healthcare plan). Mr. Shaw would receive the sum of these amounts in a lump-sum payment 60 days following his Involuntary Termination. In addition, Mr. Shaw would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.
Termination for Cause; Resignation Other than for Good Reason. In the event that Mr. Shaw’s employment is terminated by us for Cause or Mr. Shaw resigns from his employment other than for “Good Reason” (as defined below), we will pay him his accrued but unpaid base salary, unreimbursed expenses and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.
Death or Disability. In the event that Mr. Shaw dies or his employment is terminated as a result of his disability, we will pay him (or his estate, if applicable) his accrued but unpaid base salary and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year. In addition, (i) Mr. Shaw will receive a prorated target MIC Plan award for the year of termination and (ii) all of Mr. Shaw’s outstanding stock options and restricted stock shall become fully vested, and stock options shall become immediately exercisable and remain exercisable for one year (or until the option’s normal expiration date, if earlier).
Change in Control. Upon a “Change in Control” (as defined below), we (or our successor) will continue the employment of Mr. Shaw for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof. In addition, all of Mr. Shaw’s restricted stock and stock options will vest in full and the stock options will become immediately exercisable on the date of the Change in Control.
In the event that any payment or distribution by us to or for the benefit of Mr. Shaw pursuant to the terms of the employment agreement or otherwise would be considered a “parachute payment” and the amount of the parachute payment, after deduction of all relevant taxes, including excise taxes imposed by Section 4999 of the Internal Revenue Code, is less than the amount Mr. Shaw would receive if he was paid three times his average “base amount” less $1.00, then the aggregate amounts constituting the parachute payment will be reduced (or returned by Mr. Shaw if already paid to him) to an amount that will equal three times his average “base amount” less $1.00.
Noncompetition. Mr. Shaw is subject to a noncompetition restrictive covenant during the term of his employment and for a period of two years thereafter, although the covenant will not apply if his employment is terminated due to an Involuntary Termination.
Nonsolicitation. Mr. Shaw is subject to a nonsolicitation restrictive covenant of clients, employees and key consultants during the term of his employment and for one year thereafter.
Confidentiality. Mr. Shaw is subject to a confidentiality restrictive covenant of unlimited duration.
Waiver and Release. Our obligations upon a termination of employment under Mr. Shaw’s employment agreement are subject to Mr. Shaw executing and delivering a waiver and release of claims against us.
Employment Agreement dated December 19, 2025 with Brian K. Meyers
The terms of the Company’s employment agreement with Mr. Meyers are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Meyers serves as Executive Vice President, Chief Financial Officer and Treasurer, and receives a minimum annual base salary of $440,000; and (b) in the event of an Involuntary Termination, Mr. Meyers will be entitled to receive a payment of one and three-quarters times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs.
Employment Agreement dated December 19, 2025 with Chad D. Nyce
The terms of the Company’s employment agreement with Mr. Nyce are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Nyce has served as Executive Vice President and Chief Innovation Officer until assuming the position of Executive Vice President and Chief Operating Officer and receives a minimum annual base salary of $440,000; (b) in the event of an Involuntary Termination, Mr. Nyce will be entitled to receive a payment of one and three quarter times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs; and (c) Mr. Nyce is not provided the use of an automobile.
Employment Agreement dated December 19, 2025 with Alexandra M. Luster
The terms of the Company’s employment agreement with Ms. Luster are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Ms. Luster has served as Senior Vice President, and General Counsel and Corporate Secretary and receives a minimum annual base salary of $308,227; (b) in the event of an Involuntary Termination, Ms. Luster will be entitled to receive a payment of one and a half times the sum of (1) her annual base salary and (2) the target amount of the annual performance bonus for her in the year in which the termination of employment occurs; and (c) Ms. Luster is not provided the use of an automobile.
Employment Agreement dated December 19, 2025 with Stephen Ace
The terms of the Company’s employment agreement with Mr. Ace are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Ace has served as Senior Vice President, and Chief Human Resources Officer and receives a minimum annual base salary of $300,000; (b) in the event of an Involuntary Termination, Mr. Ace will be entitled to receive a payment of one and a half times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs; and (c) Mr. Ace is not provided the use of an automobile.
In the case of all employment agreements, the following definitions apply:
“Involuntary Termination” generally means the termination of the executive’s employment by the executive for Good Reason or by the Company without Cause.
Prior to a “Change in Control” (as defined below), “Cause” generally means any of the following: (i) the executive’s willful failure to perform his duties in any material respect, (ii) malfeasance or gross negligence in the performance of his duties, (iii) the executive’s conviction of a felony, (iv) the executive’s intentional or reckless disclosure of confidential information, (v) the executive’s commission of an act of sexual harassment that would normally constitute grounds for termination, or (vi) any other act or omission by the executive which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates. The definition also requires that the executive be given 30 days’ notice to cure a breach of (i) and (ii) above. After a Change in Control, Cause would not include (v) and (vi) above.
“Good Reason” generally means the occurrence of any of the following without the executive’s written consent: (i) a reduction in the executive’s base salary or target annual incentive compensation award; (ii) an adverse change in the executive’s title, authority, duties or responsibilities; (iii) a failure by the Company to pay material compensation when due; or (v) a material breach of the executive’s employment agreement by the Company. The definition also requires that the Company be given 10 days’ notice to cure any Good Reason that is susceptible to cure.
“Change in Control” generally means any of the following: (i) when a person directly or indirectly becomes the beneficial owner of 25% or more of either (1) the then outstanding Common Stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, by the Company, or by an employee benefit plan sponsored by the Company); (ii) when, during any period of 24 consecutive months, the individuals who constitute the Board of Directors of the Company cease to constitute at least a majority thereof; (iii) when the shareholders approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Board of Directors; (iv) when there is a consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with such a transaction or the sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (unless there is no significant change in the beneficial ownership of the Common Stock); or (v) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Director Compensation
The following table summarizes the compensation earned by non-employee directors for the fiscal year ended December 31, 2025:

Director	Fees Earned					Stock Awards(1) ($)	Total ($)
	Annual Retainer ($)	Audit Committee ($)	Nominating & Corporate Governance ($)	Compensation Committee ($)	Total ($)
John A. Bartholdson	95,000	—	—	—	95,000	105,000	200,000
James J. Burke, Jr.	55,000	—	6,000	6,000	67,000	60,000	127,000
Anna Cabral	55,000	8,000	4,500	—	67,500	60,000	127,500
Kevin M. Carney	55,000	15,000	—	—	70,000	60,000	130,000
Marta Newhart	55,000	—	6,000	4,500	65,500	60,000	125,500
Michael A. Plater	55,000	8,000	10,000	—	73,000	60,000	133,000
Felecia J. Pryor	55,000	—	6,000	10,000	71,000	60,000	131,000
Carlton E. Rose	55,000	8,000	—	6,000	69,000	60,000	129,000
Sylvia J. Young	55,000	8,000	—	6,000	69,000	60,000	129,000
Grand Total	535,000	47,000	32,500	32,500	647,000	585,000	1,232,000

(1)
Represents the grant date fair value of a restricted stock award granted on May 7, 2025 to each of the directors. The fair value of this grant was determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) as determined based on applying the assumptions used in the Company’s financial statements. See Note 10 to the Audited Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 regarding assumptions underlying the valuation of equity awards.

Fiscal year 2025 Compensation Structure
The Nominating and Corporate Governance Committee approves Board compensation with feedback from executive management. Each of the non-employee directors earned an annual retainer and received awards of shares of restricted Common Stock under the 2020 Long-Term Incentive Plan as compensation for their services as directors as follows:

Annual Element	Board Members ($)	Non-Executive Chair Additional Retainer ($)	Audit Committee ($)	Nominating and Corporate Governance Committee ($)	Compensation Committee ($)
Cash Retainer	55,000	40,000
Restricted Stock Grant	60,000	45,000
Committee Chair			15,000	10,000	10,000
Committee Member			8,000	6,000	6,000

We reimbursed the directors for their out-of-pocket travel and related expenses incurred while attending Board and committee meetings.
Annual Grants of Restricted Stock
On the date of each annual meeting of shareholders, each non-employee director receives an award of shares of restricted Common Stock equal to $60,000, and the Chair receives $105,000 (based on the fair market value of a share of the Company’s Common Stock on the date of grant) for service as a director of the Company, provided that such non-employee director continues to serve as a director of the Company immediately after such annual meeting.
On May 7, 2025, each non-employee director received 3,216 shares of restricted Common Stock, with a fair value of $60,000, while Mr. Bartholdson received 5,628 shares of restricted Common Stock, with a fair value of $105,000.

The restricted stock awards vest in full on May 7, 2026, the first anniversary of the grant date. The per share fair market value of a share of the Company’s Common Stock on May 7, 2025, based on the closing price of the Common Stock on such date, was $18.66.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Shaw, our Chief Executive Office, for fiscal year 2025.
For year-ended December 31, 2025:
•	The annual total compensation of Mr. Shaw, as reported in the Summary Compensation table, was $3,999,717.
•	The annual total compensation of our median employee (other than our CEO) was $65,278.
•	Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 61:1.
To identify our median employee, we:
•	Used December 31, 2025 as the date to identify the median employee.
•	Determined that, on December 31, 2025, our employee population consisted of 2,535 individuals, including full-time and part-time employees, all employed in the United States.
•
Used W-2 wages for the 12-month period ended December 31, 2025, which included base salary, cash incentive and equity compensation, as our consistently applied compensation measure to identify the “median employee”, as this provides a reasonably efficient and objective basis for the determination.

•	In making this determination, we annualized the compensation of any employee who was hired in 2025 and did not work during the entire fiscal year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-Ka. Since the SEC rules permit companies to apply various methodologies, assumptions and estimates the pay ratio disclosed by other companies may not be comparable to ours.

PAY VERSUS PERFORMANCE
The following table reflects, for the last three fiscal years, the total compensation paid to our named executive officers as reflected in our Summary Compensation Table (the “SCT”), “compensation actually paid” to our named executed officers (as determined in accordance with applicable rules), our total shareholder return (“TSR”), our peer group and our net income.
The information provided under the heading “Pay versus Performance” shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

Year(1)	Summary Compensation Table Total for Principal Executive Officer ($)(2)	Compensation Actually Paid to Principal Executive Officer ($)(3)	Average Summary Compensation Table Total for Non-Principal Executive Officer - NEOs ($)(4)	Average Compensation Actually Paid to Non-Principal Executive Officer - NEOs ($)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands) ($)(8)	Adjusted EBITDA (in thousands) ($)(9)
					Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($) (7)
2025	3,999,717	6,386,112	1,364,117	1,958,606	372	216	19,998	67,134
2024	2,557,645	4,365,629	1,206,672	1,904,289	243	208	9,891	42,312
2023	2,458,683	4,021,370	1,074,279	1,687,803	154	140	25,997	26,500
2022	1,740,984	842,209	824,827	386,446	89	115	12,634	28,167
2021	1,693,608	1,996,032	883,425	1,064,992	115	112	34,718	38,065

(1)
Due to the Company’s prior status as a smaller reporting company, for years 2021-2024, the table reflects Principal Executive Officer Mr. Shaw, and two Non-Principal Executive Officer NEOs: Messrs. Meyers and Mr. Nyce. For 2025, the table reflects Principal Executive Officer Mr. Shaw, Principal Financial Officer Mr. Meyers, and three Non-Principal Executive Officer NEOs: Messrs. Meyers, Nyce, Ace and Ms. Luster.

(2)
The dollar amounts reported are the amounts of total compensation reported for Scott M. Shaw, our President and Chief Executive Officer, recognized as our Principal Executive Officer for these purposes for each corresponding year in the “Total” column of the Summary Compensation Table.

(3)
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Shaw, as computed in accordance with Item 402(v) of Regulation S-K, which reflects adjustments made to Mr. Shaw’s total compensation for each year to determine the “compensation actually paid”. Mr. Shaw holds no stock options, no awards were modified during the year, and no dividends or other earnings were paid during the year prior to the vesting date of an award.

(4)
The dollar amounts reported represent the average of the amounts reported for our named executive officers (NEOs), excluding Mr. Shaw, in the “Total” column of the Summary Compensation Table for each corresponding year.

(5)
The dollar amounts reported represent the average of the amounts of “compensation actually paid” to our NEOs, excluding Mr. Shaw, as computed in accordance with Item 402(v) of Regulation S-K, which reflects adjustments made to our NEOs’ total compensation, excluding Mr. Shaw, for each year, to determine the “compensation actually paid”. The NEOs do not hold any options, no awards were modified during the year, and no dividends or other earnings were paid during the year prior to the vesting date of an award.

(6)
The dollar amounts reported represent the value of an initial fixed investment of $100 and are calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the closing stock price of the Company’s Common Stock at the end and at the beginning of the measurement period, by the closing stock price of our Common Stock at the beginning of the measurement period. The closing stock price of the Company’s Common Stock on the last trading day in December in each of 2025-2020 was $24.15, $15.82, $10.04, $5.79, $7.47 and $6.50 respectively. There were no dividends in any of such years.

(7)
For purposes of the Pay Versus Performance disclosure, the Company utilized the same peer group used by the Compensation Committee in evaluating executive compensation decisions, subject to the exclusion of two companies that were not publicly traded as of December 31, 2020, the measurement date required for purposes of calculating cumulative total shareholder return. The peer group consists of American Public Education, Inc.; Franklin Convery Co.; Grand Canyon Education, Inc.; Perdoceo Education Corporation; Strategic Education, Inc.; and Universal Technical Institute, Inc.

(8)	The amounts reported represent net income as reflected in the Company’s Consolidated Audited Financial Statements for each applicable year.
(9)	The amounts reported represent adjusted EBITDA for each applicable year, which was used in determining the level of achievement for cash and equity incentive awards.

The following table reconciles total compensation per the SCT compared with “compensation actually paid” to the Principal Executive Officer:

Adjustments to Determine “Compensation Actually Paid” to the Principal Executive Officer
Year	Total Compensation Per SCT ($)	Deduct Amounts Reported as Stock Awards in SCT ($)	Add Year-end Value of Unvested Equity Awards Granted in Year ($)	Change in Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Value of Equity Awards Granted in Prior Years Which Vested in Year ($)	Deduct Prior Year-end Fair Value of Awards Granted in Prior Years That Failed to Meet the Vesting Conditions in Year ($)	Total Compensation Actually Paid ($)
2025	3,999,717	(2,200,000)	2,954,946	1,234,473	396,977	—	6,386,112
2024	2,557,645	(1,200,000)	1,973,387	1,042,504	(7,907)	—	4,365,629
2023	2,458,683	(1,200,000)	1,959,025	777,380	26,282	—	4,021,370
2022	1,740,984	(1,100,000)	873,665	(264,053)	(6,979)	(401,408)	842,209
2021	1,693,608	(500,000)	640,652	180,699	(18,927)	—	1,996,032

The following table reconciles total compensation per the SCT compared with “compensation actually paid” to the Non-Principal Executive Officer NEOs:

Adjustments to Determine Average “Compensation Actually Paid” to the Non-Principal Executive Officer NEOs
Year	Average Compensation Per SCT ($)	Deduct Amounts Reported as Stock Awards in SCT ($)	Add Year-end Value of Unvested Equity Awards Granted in Year ($)	Change in Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Value of Equity Awards Granted in Prior Years Which Vested in Year ($)	Deduct Prior Year-end Fair Value of Awards Granted in Prior Years That Failed to Meet the Vesting Conditions in Year ($)	Average Compensation Actually Paid ($)
2025	1,364,117	(562,500)	755,521	304,553	96,915	—	1,958,606
2024	1,206,672	(500,000)	822,260	378,587	(3,231)	—	1,904,289
2023	1,074,279	(425,000)	693,814	327,968	16,742	—	1,687,803
2022	824,827	(425,000)	337,552	(165,627)	(5,948)	(179,358)	386,446
2021	883,425	(250,000)	320,326	118,731	(7,490)	—	1,064,992

Tabular List of Financial Performance Measures
In our assessment, the two financial performance measures used to link compensation actually paid (“CAP”), as calculated in accordance with SEC rules, to our named executive officers (“NEOs”) for fiscal year 2025 performance were:
•	Revenue
•	Adjusted EBITDA
These represent the two financial performance measures that we determined were most important in assessing Company performance for purposes of executive compensation for fiscal year 2025.
In addition to the financial performance measures identified above, the Company also used an operational measure — student placement — in determining compensation outcomes for our NEOs.

Analysis of the Information Presented in the Pay Versus Performance Tables
Relationship Between CAP and Selected Financial Performance Measures
The Company’s key financial performance measures for executive compensation purposes are revenue and adjusted EBITDA, which are directly linked to annual cash and long-term equity incentive awards. Over the period presented, revenue and adjusted EBITDA experienced moderate volatility in 2021 and 2022, followed by stronger growth from 2023 through 2025.
CAP generally aligned with these trends:
•	In 2021 and 2022, when revenue and adjusted EBITDA growth was mixed, CAP outcomes were moderated, reflecting incentive results tied to financial performance.
•	In 2023–2025, as revenue and adjusted EBITDA improved substantially, CAP increased, consistent with achievement of performance-based targets.
Because CAP also includes multi-year performance-based equity awards influenced by stock price, alignment with financial performance is most apparent over multiple years. Overall, the Company believes that CAP demonstrates a clear relationship with both key financial objectives and long-term shareholder value creation.
Relationship between Compensation Actually Paid and Company’s TSR/Peer Group TSR
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program is comprised of a variety of components including a performance-based approach. While the Company utilizes several performance metrics to align executive compensation with Company performance, not all of these are covered by the Pay Versus Performance table. Further, while the Company seeks to incentivize long-term performance, this is not necessarily aligned with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company describes below the relationship between Compensation Actually Paid (“CAP”) to our Principal Executive Officer and other NEOs and (i) the Company’s cumulative Total Shareholder Return (“TSR”) and (ii) the cumulative TSR of our peer group.
Over the five-year period presented, the Company’s cumulative TSR increased significantly, with a $100 investment on December 31, 2020 growing to approximately $371.75 by December 31, 2025. This compares to cumulative peer group TSR over the same period, which increased a $100 investment to approximately $216.23. The Company’s TSR reflects volatility in 2021 and 2022, followed by substantial stock price appreciation from 2023 through 2025.
CAP to our Principal Executive Officer and the average CAP to our other NEOs generally tracked these performance trends. In periods of stock price decline, CAP was lower due to reduced equity award valuations and incentive outcomes. Conversely, as the Company’s stock price appreciated significantly from 2023 through 2025, CAP increased, reflecting higher valuations of outstanding equity awards and performance-based compensation results.
The Company’s cumulative TSR outperformed the cumulative TSR of the peer group over the measurement period. CAP outcomes during the later years of the period reflect this relative outperformance, consistent with the design of our compensation program, which emphasizes long-term shareholder value creation and includes a significant proportion of performance-based and equity-based compensation.
Accordingly, the Company believes that CAP, as calculated under SEC rules, demonstrates alignment between executive compensation and both absolute and relative TSR performance over the periods presented.

Compensation Actually Paid and Cumulative Total Shareholder Return
The following graph provides a description of the relationship between the amount of “compensation actually paid” to Mr. Shaw and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Shaw) to the Company’s Cumulative Total Shareholder Return (“TSR”) and the Peer Group cumulative TSR over the five years presented in the Pay Versus Performance table:

Compensation Actually Paid vs
Cumulative TSR Company's/Peer Group
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Cumulative TSR
(value of initial $100 investment)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$372
$243
$154
$89
$115
$216
$208
$140
$115
$112
2025
2024
2023
2022
2021
PEO
NEO's other than PEO
Company's TSR
Peer Group TSR

Compensation Actually Paid and Net Income
The following graph provides a description of the relationship between the amount of “compensation actually paid” to Mr. Shaw and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Shaw) to the Company’s net income over the five years presented in the Pay Versus Performance table:

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$7,000,000
$,6000,000
$,5000,000
$,4000,000
$,3000,000
$,2000,000
$,1000,000
$0
Net Income
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$20.0
$9.9
$26.0
$12.6
$34.7
2025
2024
2023
2022
2021
PEO
NEO's other than PEO
Net Income

Compensation Actually Paid and Adjusted EBITDA
The following graph provides a description of the relationship between the amount of “compensation actually paid” to Mr. Shaw and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Shaw) to the Company’s net income over the five years presented in the Pay Versus Performance table:

Compensation Actually Paid vs Adjusted EBITDA
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Adjusted EBITDA
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$67.1
$42.3
$26.5
$28.2
$38.1
2025
2024
2023
2022
2021
PEO
NEO's other than PEO
Adjusted EBITDA

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements; the independence and performance of Deloitte & Touche LLP, the Company’s independent registered public accounting firm; and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s Consolidated Financial Statements and opining upon the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm and the internal auditors, separately and together, with and without management present, regarding the Company’s Audited Consolidated Financial Statements as of December 31, 2025 and for the year then ended and regarding the Company’s internal controls. Management represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 61), Communications with Audit Committees. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks, and results of audit activities.
The Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Company’s independent registered public accounting firm submitted to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Independence Discussions with Audit Committees) in which Deloitte & Touche LLP affirmed its independence from the Company. Further, the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence and considered whether the firm’s provision of non-audit services to the Company was compatible with maintaining the firm’s independence. The Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.
Based upon the considerations described above and subject to the limitations upon the role and responsibilities of the Audit Committee as set forth in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the Audited Consolidated Financial Statements for the year ended December 31, 2025 be included in the Company’s Annual Report.

AUDIT COMMITTEE

Kevin M. Carney, Chair
Anna Escobedo Cabral
Michael A. Plater
Carlton E. Rose
Sylvia J. Young

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to the rules of the U.S. Securities and Exchange Commission adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing shareholders with a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and tabular and narrative disclosures of this Proxy Statement (the “say-on-pay” vote).
We encourage shareholders to read the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in this Proxy Statement are effective in achieving our goals.
The Board of Directors recommends a vote for the following resolution:
“RESOLVED, that the shareholders hereby approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the accompanying compensation disclosure tables, and any related narrative disclosure in this Proxy Statement.”
Although the vote on this Proposal 2 is advisory and non-binding, the Compensation Committee and the Board of Directors will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. At the 2025 Annual Meeting, approximately 94.5% of the votes cast on the “say-on-pay” proposal voted in favor of the compensation of our named executive officers.
Required Vote
The affirmative vote of a majority of the votes cast by holders of our Common Stock is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
Our Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers described in this Proxy Statement.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP, which has served as the Company’s independent registered public accounting firm since 1999, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.
Before appointing Deloitte & Touche LLP, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications, including the firm’s performance as independent registered public accounting firm for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence from the Company.
Shareholders will be asked at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP. If the shareholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during 2026 if it concludes that such a change would be in the best interests of the Company. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Deloitte & Touche LLP.
Fees Billed by Independent Registered Public Accounting Firm
As more fully described below, all services to be provided by Deloitte & Touche LLP are pre-approved by the Audit Committee, including audit services, tax services and certain other services.
The U.S. Securities and Exchange Commission requires disclosure of fees billed by the Company’s independent registered public accounting firm for certain services. The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for each of the past two years:

Fee Category	2025	2024
Audit and Audit Related Fees	$1,083,351	$1,241,721
Tax Fees	219,672	314,588
All Other Fees	2,020	2,020
Total Fees	$1,305,043	$1,558,329

Audit and Audit Related Fees consisted principally of audit services of our Consolidated Financial Statements, review of our quarterly financial statements, services that are normally provided by the independent auditors in connection with statutory and regulatory filings and the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
Tax Fees consisted principally of professional services rendered by Deloitte & Touche LLP in connection with the Company’s tax compliance activities, including technical and tax advice related to the preparation of tax returns.
All Other Fees primarily consisted of professional services rendered in connection with the Company’s employee benefit plan and the subscription to the research tool.
Audit Committee Pre-Approval Policy
The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Deloitte & Touche LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
Required Vote
The affirmative vote of a majority of the votes cast by holders of our Common Stock is required to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND COMMITTEE AND
CORPORATE GOVERNANCE MATERIALS OF THE COMPANY
A free paper or email copy of the Company’s Annual Report filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2025, including the Company’s Consolidated Financial Statements and financial statement schedules, will be sent to interested shareholders, without charge, upon request. The current charters of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees, along with the Company’s Code of Business Ethics and Conduct, are available to interested shareholders upon request and are posted on our website at https://investors.lincolneducationalservices.com under Corporate Governance.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
The Company’s Board of Directors has adopted Corporate Governance Guidelines which include, among other things, guidelines for determining director independence, director responsibilities, director access to management and independent advisors, succession planning, director retirement, and director stock ownership.
Our Board of Directors has also adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all directors, officers, and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission and NASDAQ rules requiring a code of ethics for a company’s directors, officers, and employees. The Code of Conduct prohibits our directors, executive officers, and senior management from holding the Company’s securities in a margin account, engaging in hedging transactions or otherwise pledging the Company’s securities as collateral for a loan. In certain limited circumstances, the Board of Directors may, in its sole discretion, grant an exception to this prohibition. The Board of Directors must approve any requests for amendments to or waivers from the Code of Conduct with respect to directors and executive officers, and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the U.S. Securities and Exchange Commission and the NASDAQ Global Select Market on the Company’s website. A copy of the Code of Conduct is posted on our website at https://investors.lincolneducationalservices.com under Corporate Governance.
Stock Ownership Guidelines
The Company’s Board of Directors has adopted stock ownership guidelines applicable to our independent directors and named executive officers. We believe that such guidelines are important and broadly serve to create alignment between the interests of management and our Board of Directors, on the one hand, and those of our shareholders, on the other hand.
Each independent director and named executive officer is expected to hold shares of Common Stock with an aggregate value greater than or equal to a multiple of the director’s annual cash retainer or the NEO’s base salary, as applicable, as set forth below:

Stock Ownership Guidelines
Independent Directors	4x Annual Cash Retainer
Chief Executive Officer	5x Base Salary
Other Named Executive Officers	2x Base Salary

Each independent director and each NEO’s stock ownership level will be evaluated by or at the direction of the Company’s Chief Financial Officer in connection with the preparation of the Company’s Annual Report on Form 10-K or the Company’s proxy statement each year.
Directors and NEOs are required to retain 100% of the shares of Common Stock that he or she acquires, except to address tax obligations, until their stock ownership threshold is met. The value of stock holdings will be calculated annually based on the closing price of a share of Common Stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review.
Stock that counts towards satisfaction of the ownership threshold includes: (a) shares owned outright by the director or NEO or his or her immediate family members residing in the same household; (b) shares held in trust or under a similar arrangement for the economic benefit of the director or NEO; (c) Restricted or unrestricted stock issued as part of a director’s retainer or an NEO’s compensation, whether or not vested; provided, however, that Performance-Based Restricted Shares count towards satisfaction of the stock ownership requirements only after they are fully vested; and

(d) shares acquired upon option exercise that the director or NEO continues to own. Once a director’s or an NEO’s ownership requirement is met, he or she may sell or transfer shares of Common Stock in excess of the ownership threshold requirement and any decline in the value of the holdings due to a decline in the share price of the Company’s Common Stock will not require re-calculation or adjustment of his or her holdings provided that the individual continues to hold at least the number of shares that were held at the time that the ownership threshold requirement was first met. Any increase in a director’s annual cash retainer due to, among other things, service on committees or, in an NEO’s base salary, as applicable, will cause that individual’s ownership threshold requirement to be recalculated. Directors and NEO’s will have five years from date of hire to meet the guidelines.
As of December 31, 2025, all directors and NEOs were in compliance with the stock ownership guidelines.
Insider Trading Policies and Procedures
The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of its securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. See Exhibit 19.1 (Policy on Insider Trading) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
TRANSACTIONS WITH RELATED PERSONS
The Company recognizes that related person transactions present a heightened risk of conflicts of interest. As a general matter, it is the preference of the Company to avoid related person transactions. The term “related person transaction” refers to a transaction required to be disclosed pursuant to Item 404 of Regulation S-K, under the Securities Act of 1933, as amended.
During the fiscal years ended December 31, 2025 and 2024, the Company did not engage in any “related person transaction.” We note, however, that our director, John Bartholdson, may be deemed to have had an interest in the Series A Preferred Stock issued by the Company in November 2019 to, among other parties, Juniper Targeted Opportunity Fund, L.P. and Juniper Targeted Opportunities Fund, L.P., of which Mr. Bartholdson is an affiliate. Mr. Bartholdson was not a “related person” of the Company at the time of the sale and issuance of the Series A Preferred Stock. However, as a result of the transaction, Mr. Bartholdson became the Series A Preferred Stock director designee to our Board of Directors in November 2019. In 2022, the Company paid $1,100,000 in cash dividends on the Series A Preferred Stock; the Juniper investment funds participated on a pro rata basis. In accordance with the transaction documents relating to the sale and issuance of the Series A Preferred Stock, the Company registered with the U.S. Securities and Exchange Commission the resale of the shares of Common Stock issued upon conversion of the Series A Preferred Stock and the investors continue to have rights under a Registration Rights Agreement entered into in connection with the sale and issuance of the Series A Preferred Stock including “piggyback” registration rights. The Series A Preferred Stock was converted into the Company’s Common Stock in the last quarter of 2022.
The Company recognizes that there are situations where related person transactions may be in the best interests of the Company and its shareholders and other situations where such transactions may be inconsistent with such interests. As a result, pursuant to the Company’s Audit Committee charter, the Audit Committee is charged with the responsibility to review and approve all related person transactions on an ongoing basis. All such transactions must be approved in advance by the Audit Committee.
In addition, the Company’s Code of Conduct contains policies and procedures with respect to conflicts of interest and related person transactions. The Code of Conduct requires that all directors, officers, employees, and certain other persons subject to the Code of Conduct, adhere to it and prohibits certain arrangements that may be relevant to related person transactions including, but not limited to, prohibitions against: obtaining a substantial interest in any entity which does or seeks to do business with, or is a competitor of, the Company; entering into various arrangements (including family or other relationships) which might dissuade such director, officer, employee or other person from acting in the best interest of the Company; entering into a financial transaction or relationship with a student, prospect, vendor, agent or competitor of the Company; benefiting, or seeking to benefit, directly or indirectly, from such person’s position with the Company from any sale, purchase or other activity of the Company; using Company property or information for personal gain; obtaining loans or guarantees for personal obligations from the Company; and competing with the Company.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related U.S. Securities and Exchange Commission regulations require the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the U.S. Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5 of our Common Stock and other equity securities. To our knowledge, based solely on a review of copies of Forms 3, 4, and 5 and any amendments thereto filed with the SEC and shareholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2025, our officers, directors, and 10% or more shareholders complied with all Section 16(a) filing requirements applicable to them.
Shareholder Proposals for the 2027 Annual Meeting of Shareholders
Shareholder proposals that are intended to be presented at the 2027 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than November 25, 2026, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Shareholder proposals and shareholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company’s bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between October 27, 2026 and November 25, 2026, as based on this year’s notice mailing date of March 26, 2026).
COMMUNICATING WITH THE BOARD OF DIRECTORS
You may contact any non-employee director, or the entire Board of Directors, at any time. Your communication may be sent to the Lincoln Educational Services Corporation Board of Directors – Non-Employee Directors, c/o Corporate Secretary, Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054.
Communications are distributed to the Board of Directors, or any director, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as spam and other junk mail, resumes and other job inquiries, surveys, and business solicitations or advertisements. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded. We will make available to any non-employee director any communication that is filtered in accordance with the process described above, at that director’s request.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless shareholders give contrary instructions, only one copy of our Notice of Internet Availability, or, if furnished upon request, a single copy of our Proxy Statement or Annual Report, may be sent to multiple shareholders in each household who share an address. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Lincoln Educational Services Corporation, c/o Corporate Secretary, 14 Sylvan Way, Suite A, Parsippany, NJ 07054; telephone (973) 736-9340. If you wish to receive separate copies of our Proxy Statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, please contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.
ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS
We rely on the SEC rule commonly known as “Notice and Access” that allows companies to furnish proxy materials to shareholders over the Internet. This process enables us to expedite delivery of materials to our shareholders and reduces the costs to us of printing and mailing paper proxy materials. In accordance with the Notice and Access rules, on or about March 26, 2026, we will send those shareholders of record as of the close of business (Eastern Time) on the Record Date a Notice of Internet Availability. The Notice of Internet Availability contains instructions on how to access our Proxy Statement and Annual Report online. The Company’s Proxy Statement and Annual Report are available electronically at https://investors.lincolneducationalservices.com/AP and through the SEC’s EDGAR system at www.sec.gov.

As more fully described in the Notice of Internet Availability, shareholders may choose to access our proxy materials at www.proxyvote.com or may request and receive a free paper or email copy of our Proxy Statement and Annual Report. The Notice of Internet Availability and www.proxyvote.com provide information regarding how you may request to receive the Proxy Statement and Annual Report in printed form by mail or electronically by email for the Annual Meeting and on an ongoing basis in the future. Shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials in the format requested.
OTHER INFORMATION
Proxy authorizations submitted via the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on May 6, 2026. To give your proxy authorization via the Internet, please follow the instructions at www.proxyvote.com or included in the Notice of Internet Availability or in your proxy card if you have requested one. To vote by telephone, please call the toll-free telephone number found on your proxy card if you have requested one.
Costs associated with electronic access, such as from access providers, will be borne by the shareholder.

By Order of the Board of Directors

Alexandra M. Luster
Corporate Secretary
Parsippany, New Jersey

Lincoln Educational Services Corporation
14 Sylvan Way, Suite A
Parsippany, NJ 07054
973-736-9340

LINCOLN TECH®

LINCOLN EDUCATIONAL SERVICES CORPORATION
14 SYLVAN WAY
STE A
PARSIPPANY, NJ 07054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LINC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 provided so that it is received no later than May 6, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84380-P42635

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LINCOLN EDUCATIONAL SERVICES CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John A. Bartholdson
02) James J. Burke, Jr.
03) Anna Escobedo Cabral
04) Kevin M. Carney
05) Marta Newhart
06) Michael A. Plater
07) Felecia J. Pryor
08) Carlton E. Rose
09) Scott M. Shaw
10) Sylvia J. Young

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (a "say-on-pay" vote).	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V84381-P42635

LINCOLN EDUCATIONAL SERVICES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2026 9:00 a.m. E.T.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Scott M. Shaw and Brian K. Meyers, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LINCOLN EDUCATIONAL SERVICES CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 7, 2026, at 9:00 a.m. E.T., virtually at www.virtualshareholdermeeting.com/LINC2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3, OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Continued and to be signed on reverse side